SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. n/a)

Filed by the Registrant                                                                [X]
Filed by a Party other than Registrant                                                                           [  ]

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[X]           Preliminary Proxy Statement
[  ]           Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[  ]           Definitive Proxy Statement
[  ]           Definitive Additional Materials
[  ]           Soliciting Material Pursuant to '240.14a-11(c) or '240.14a-12

General Communication, Inc.
____________________________________________________________________
(Name of Registrant as Specified in Its Charter)

N/A
____________________________________________________________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Check box if any part of the fee if offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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General Communication, Inc. Notice of 2009
Annual Meeting and Proxy Statement

May 18, 2009

Re:  2009 Annual Meeting of Shareholders
of General Communication, Inc.

Dear Shareholder:

The board of directors of General Communication, Inc. cordially invites and encourages you to attend our 2009 annual meeting of shareholders.  The meeting will be held at the Anchorage Hilton Hotel at 500 West 3rd Avenue in Anchorage, Alaska at 6:00 p.m. (Alaska Daylight Time) on Monday, June 29, 2009.  Our board has chosen the close of business on May 4, 2009 as the record date for determining the shareholders entitled to notice of, and to vote at, the meeting.  Please join us for a reception preceding the meeting, commencing at 5:00 p.m.

Copies of the Notice of Annual Meeting of Shareholders, Proxy Statement and Proxy Card are attached covering the formal business to be conducted at the meeting.  We have also made available a copy of our annual report to shareholders in the form of our Form 10-K, as amended for the year ended December 31, 2008 as filed with the United States Securities and Exchange Commission.  We encourage you to read all of this information.

This year, we will be using the new notice and access method of providing proxy materials and our annual report to you via the internet.  In our view, this new method will provide you with a convenient and timely means of access to these materials and to vote your shares.  At the same time, it allows us to conserve resources and to reduce costs of printing and distributing these materials.  On or about May 18, 2009, we will deliver to our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and annual report and to vote electronically via the internet.  That notice also contains instructions on how to receive a paper copy of our proxy materials.

We encourage you to take part in our corporate affairs by voting on the business to come before the meeting.  Regardless of the number of shares you own, your careful consideration of, and vote on, these matters is important.  Whether or not you plan to attend the meeting, please vote electronically via the internet or by telephone, or, if you requested a paper copy of the proxy materials, please complete, sign, date and return accompanying Proxy Card in the enclosed postage-paid envelope.  See, "About the Annual Meeting" in the Proxy Statement for more details.

In addition to conducting formal business at the meeting, we shall also review our activities over the past year and our plans for the future.  We hope you will be able to join us.

  Sincerely,

/s/ Ronald A. Duncan
Ronald A. Duncan
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 29, 2009

May 18, 2009

To the Shareholders of
General Communication, Inc.

You are cordially invited to attend the 2009 annual meeting of shareholders ("Annual Meeting") of General Communication, Inc. ("Company", "we", "our", "us").  Our Annual Meeting will be held at the Anchorage Hilton Hotel at 500 West 3rd Avenue in Anchorage, Alaska at 6:00 p.m. (Alaska Daylight Time) on Monday, June 29, 2009.  At our Annual Meeting, shareholders will consider and vote upon the following matters:

•
Electing three directors, each for a three year term, as part of Class II of our classified board of directors and electing one director to complete the remaining two years in the three-year term in Class I of our board.

•
Approving an amendment to our Amended and Restated 1986 Stock Option Plan specifically permitting a one-time offer of exchange of certain options, granted under the plan to certain of the officers and employees of the Company and other persons, for grants of certain stock awards under the plan.

•	Transacting such other business as may properly come before the annual meeting and any adjournment or adjournments of it.

The above matters are more fully described in the accompanying Proxy Statement.  Please join us for a reception preceding our Annual Meeting, commencing at 5:00 p.m.

The close of business on May 4, 2009 has been fixed as the record date for the Annual Meeting ("Record Date").  Only holders of shares of our Class A common stock and Class B common stock of record as of that date will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment or adjournments of it.

The accompanying Proxy Card is solicited by our board.  The enclosed Proxy Statement contains further information with regard to the business to be transacted at our Annual Meeting.  A list of our shareholders as of the Record Date will be kept at the offices of the Company at 2550 Denali Street, Suite 1000, Anchorage, Alaska  99503 for a period of 30 days prior to our Annual Meeting and will be subject to inspection by any of our shareholders at any time during normal business hours.

The presence and voting of your shares in the Company at our Annual Meeting is important.  You can vote your shares electronically via the internet or by telephone or by completing and returning the Proxy Card if you requested paper proxy materials.  Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you requested paper proxy materials, the instructions are printed on your Proxy Card and included in the accompanying Proxy Statement.  You can revoke a proxy at any time prior to its exercise at our Annual Meeting by following the instructions in the Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ John M. Lowber
John M. Lowber, Secretary

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR OUR ANNUAL SHAREHOLDER MEETING TO BE HELD ON JUNE 29, 2009

This Notice of Annual Meeting, the Proxy Statement and Annual Report to Shareholders are available on the internet at www.proxyvote.com.

GENERAL COMMUNICATION, INC.
2009 ANNUAL MEETING
PROXY STATEMENT

  i

PROXY STATEMENT
May 18, 2009

We are providing these proxy materials in connection with the 2009 annual shareholder meeting ("Annual Meeting") for General Communication, Inc. (unless the context otherwise requires, includes its direct and indirect subsidiaries and is referred to as "Company," "we," "us" or "our").  The Notice of Internet Availability of Proxy Materials ("Internet Notice"), this Proxy Statement, any accompanying Proxy Card or voting instruction card ("Voting Instruction Card") and our annual report for 2008 on Form 10-K, as amended ("Annual Report") were first made available to our shareholders on or about May 18, 2009.  This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting.  Please read it carefully.

ABOUT THE ANNUAL MEETING

Where and when is the meeting to be held?

The Company's board of directors has called our Annual Meeting to be held at the Anchorage Hilton Hotel at 500 West 3rd Avenue in Anchorage, Alaska at 6:00 p.m. (Alaska Daylight Time) on Monday, June 29, 2009.  A reception for our shareholders will commence at 5:00 p.m. at that location.

How do I get to the meeting site?

From Anchorage International Airport– Continue on International Airport Road out of the airport going east; take entrance to Minnesota Drive to downtown going north (becomes Minnesota Bypass and then I Street); turn right on 6th Avenue going east; turn left on E Street going north– hotel at corner of 3rd Avenue and E Street.

From New Seward Highway– Going north, turn left on 5th Avenue going west; turn right on E Street going north– hotel at corner of 3rd Avenue and E Street.

From Glenn Highway– Going west, at intersection with New Seward Highway, continue west on 5th Avenue; turn right on E Street going north– hotel at corner of 3rd Avenue and E Street.

Who is soliciting my vote?

Our board of directors is soliciting your vote for the Annual Meeting.  We invite you to attend the Annual Meeting and request that you vote on the election of directors and another proposal described in this Proxy Statement.  Regardless of whether you intend to attend the Annual Meeting, we ask that you complete your Proxy Card or Voting Instruction Card, as the case may be, or otherwise vote electronically as described in the Internet Notice.

What materials are provided to me by the board in this solicitation?

The board has made available to you, as described in the Internet Notice and in conjunction with our Annual Meeting, the Letter to Shareholders, Notice of Annual Meeting, this Proxy Statement, Proxy Card and Annual Report in the form of Form 10-K, as amended.  Exhibits to the Annual Report are not included with it.  However, the Annual Report includes a list briefly describing all of those exhibits.  We will furnish a copy of an exhibit to the Annual Report to a shareholder upon written request to us and payment of a fee to cover our expenses in furnishing that exhibit.

Who is entitled to vote at the Annual Meeting?

The board has chosen the close of business on May 4, 2009 as the record date for our Annual Meeting ("Record Date").  All shareholders who own shares of Company common stock as of the Record Date may attend and vote at our Annual Meeting.

What is the purpose of the Annual Meeting?

You will be voting on the following matters:

•
Electing three individuals as directors, each for a three-year term, as part of Class II of our eight member classified board of directors and electing one individual to complete the remaining two years of the three-year term in Class I of our board, as identified in the Proxy Card and this Proxy Statement.

•
Approving an amendment ("Plan Amendment") to our Amended and Restated 1986 Stock Option Plan ("Stock Option Plan") specifically permitting a one-time offer of exchange of certain options, granted under the plan ("Prior Options") to certain of the officers and employees of the Company and other persons ("Prior Optionees"), for grants of certain stock awards under the plan ("Exchange Awards").

•	Transacting such other business as may properly come before the meeting and any adjournment or adjournments of it.

What are the board's recommendations on these agenda items?

The board recommends a vote –

•	For the election of board-nominees as directors.

•	For approval of the Plan Amendment.

•	For or against other matters that come before our Annual Meeting, as the proxy holder deems advisable.

What happens if additional matters are presented at the Annual Meeting?

Other than the adoption of the minutes of the 2008 annual meeting and the proposals described in this Proxy Statement, we are not aware of other business to be acted upon at the Annual Meeting.  If you grant a proxy to us, the persons named as proxy holders then have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting in accordance with Alaska law and our Bylaws.

What are my voting rights for purposes of the Annual Meeting?

Our Company's Articles of Incorporation, as amended and restated ("Articles") provide for two classes of common stock:  Class A for which the holder of a share is entitled to one vote, and Class B for which the holder of a share is entitled to ten votes.

How many shares of Company stock are outstanding and may be voted at the Annual Meeting?

On the Record Date, there were 49,606,501 shares of our Class A common stock and 3,198,773 shares of our Class B common stock outstanding and entitled to be voted at our Annual Meeting.

What are the quorum requirements for the Annual Meeting?

In order to carryout the business of a shareholder meeting, a quorum of shares entitled to vote must be present.  At our Annual Meeting, a simple majority of our issued and outstanding common stock entitled to be voted as of the Record Date, represented in person or by proxy, will constitute a quorum.  As an example and based upon the shareholdings as of the Record Date, a quorum would be established by the presence of shareholders, directly or by proxy, holding at least 23,203,864 shares of our Class A common stock and all 3,198,773 shares of our Class B common stock.

If a quorum is not present at the Annual Meeting, the meeting may be adjourned until a quorum is present.  Broker non-votes (described below) are counted as present for purposes of determining the presence of a quorum.

How many votes are required for approval of agenda items, and what is the impact of the voting power of the outstanding Company stock?

Because of the ten-for-one voting power of our Class B common stock, shares of that stock have a substantial impact on the voting power for purposes of taking votes on matters addressed at our Annual

Meeting.  The total number of votes to which our Class A common stock and our Class B common stock were entitled as of the Record Date were 49,606,501 and 31,987,730, respectively.  Under our Articles, voting on these items must be by our Class A and Class B common stock, all voting as a group.

With a quorum present, adoption of our Annual Meeting proposals will require the following affirmative votes:

•
For the election of three nominees as in Class II of our board, the three nominees receiving the most "For" votes (among votes properly cast in person or by proxy) and in each case constituting a tally of at least a majority of the votes entitled to be cast.

•
For the separate election of a nominee as director in Class I of our board, the nominee receiving the most "For" votes (among votes properly cast in person or by proxy) and constituting a tally of at least a majority of the votes entitled to be cast.

•	For each other matter to come before the Annual Meeting, "For" votes (among votes properly cast in person or by proxy) constituting a tally of at least a majority of the votes entitled to be cast.

Will cumulative voting be allowed on election of directors at the Annual Meeting?

Our Articles expressly provide for non-cumulative voting in the election of directors.  Therefore, cumulative voting will not be allowed at our Annual Meeting.

How many outstanding shares of the Company are held by the Company's directors and executive officers?

As of the Record Date, the number and percentage of outstanding shares entitled to vote held by our directors and executive officers and their affiliates were 2,289,242 shares of our Class A common stock, constituting approximately 4.6% of our outstanding stock in that class, and 991,338 shares of our Class B common stock, constituting approximately 31.0% of the outstanding stock in that class.

Why did I receive the Internet Notice in the mail regarding the internet availability of proxy materials this year instead of a paper copy of the proxy materials?

Under rules adopted by the United States Securities and Exchange Commission ("SEC"), we are now furnishing our proxy materials to our shareholders via the internet, rather than mailing printed copies of those materials to each shareholder.  For purposes of the Annual Meeting, on or about May 18, 2009 we mailed the Internet Notice to our shareholders of record.  Since you received an Internet Notice by mail, you are not to receive a printed copy of these materials unless you request one.

The Internet Notice includes instructions on accessing and reviewing our proxy materials and our Annual Report on the internet.  The Internet Notice also provides instructions on submitting a proxy on the internet.

At the time we began mailing of the Internet Notice, we also first made available on the internet at www.proxyvote.com our Notice of Annual Meeting, Proxy Statement and Annual Report.

How do I request paper or email copies of the proxy materials?

You may receive a paper or email copy of our proxy materials and Annual Report by requesting them by any of the following methods and following the instructions given:

•	Online – Go to www.proxyvote.com.

•	Email – Send message to sendmaterial@proxyvote.com.

•	Telephone – Call 1.800.579.1639.

Any request to receive proxy materials by mail or email will remain in effect until you revoke it.

How may I vote my shares?

The answer to this question depends upon your relationship to the shares to be voted.

Registered shares.  If you hold shares in you own name, you may vote by proxy in any of three ways:

•
Online– Go to www.proxyvote.com and follow the instructions.  You need to enter certain information that is printed on your Internet Notice or Proxy Card.  You can also use this website to elect to be notified in the future by email that future proxy statements and annual reports are available online instead of receiving paper copies of those materials by mail.

•
By Telephone– Call toll-free 1.800.690.6903 within the United States and follow the instructions.  You need to enter certain information that is printed on your Internet Notice or Proxy Card in order to vote by telephone.

•	By Mail– Complete, sign and date your Proxy Card and return it in the envelope provided.

In the alternative, you may vote in person at our Annual Meeting.

Stock Purchase Plan shares.  If you hold shares in the Company's Qualified Employee Stock Purchase Plan ("Stock Purchase Plan"), the proxy you submit also instructs the plan committee appointed by our board which administers the Stock Purchase Plan ("Plan Committee") on how to vote your plan shares.  You can vote online, by telephone or by returning the Proxy Card in the envelope provided.  You cannot vote your Stock Purchase Plan shares in person at the Annual Meeting.  If you do not submit a Proxy Card, the Plan Committee will vote your plan shares proportionately with those shares for which the Plan Committee will receive a proxy.  To allow sufficient time for the Plan Committee to tabulate the vote of the plan shares, your vote must be received before the close of business on June 15, 2009.  Should a participant in the Stock Purchase Plan decline or otherwise not respond timely to an opportunity to vote those shares, the plan provides that the shares are to be voted by the Plan Committee.  These shares are also to be counted for purposes of establishing a quorum.

Street name shares.  If you hold shares through a bank, broker or other institution, you should receive material from that firm explaining how to vote.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A shareholder may hold shares through a broker, bank or other nominee rather than directly in the shareholder's own name.  As summarized below, there are some differences between shares held of record and those owned beneficially.

Shareholder of Record.  If your shares are registered directly in your name with our transfer agent, BNY Mellon Shareholder Services, you are considered the shareholder of record with respect to those shares, and the Internet Notice and these proxy materials are being sent directly to you.  As the shareholder of record, you have the right to grant your voting proxy directly to us, to vote electronically or to vote in person at our Annual Meeting.  If we have received a request from you for printed proxy materials, we have enclosed a Proxy Card for you to use.

Beneficial Owner.  If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares held in "street name," and the Internet Notice and these proxy materials are being forwarded to you by your broker, bank or nominee who is considered the shareholder of record with respect to those shares.  As a beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend our Annual Meeting.  However, since you are not the shareholder of record, you may not vote these shares in person at our Annual Meeting, unless you request, complete and deliver a legal proxy from your broker, bank or nominee.  If you requested printed proxy materials, your broker, bank or nominee has enclosed a Voting Instruction Card for you to use in directing that person as to how to vote your shares.

May I vote my shares by filling out and returning the Internet Notice?

No.  The Internet Notice identifies the items to be voted on at our Annual Meeting.  However, you cannot vote by marking the Internet Notice and returning it.  The Internet Notice provides instructions on how to vote by internet, by requesting and returning a paper Proxy Card, by telephone, or by returning a ballot or otherwise voting in person at our Annual Meeting.

How will instructions which I provide in my Proxy Card be addressed in voting at the Annual Meeting?

The shares represented by each executed, valid Proxy Card submitted to us will be voted at our Annual Meeting in accordance with the instructions in that Proxy Card and subject to conditions as described in the Proxy Card.  The Proxy Card will be voted for our board's nominees for directors as a classified board and as otherwise specified in the Proxy Card, unless a contrary choice is specified.  The Proxy Card also gives discretionary authority to the holder on other matters as described in the Proxy Card and Proxy Statement.

What if I do not give specific voting instructions in filling out my Proxy Card?

The answer to this question depends upon your relationship to the shares to be voted.

Shareholder of Record.  If you are a shareholder of record and you indicate, when voting by the internet or by telephone, that you wish to vote as recommended by our board, or return a signed Proxy Card but do not indicate how you wish to vote, then your shares are to be voted in accordance with the recommendations of our board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion regarding any other matters properly presented for a vote at the Annual Meeting.  If you indicate a choice with respect to any matter to be acted upon on your Proxy Card, the shares are to be voted in accordance with your instructions, subject to the terms of the card.

Beneficial Owner.  If you are a beneficial owner, hold your shares in street name and do not provide the organization that holds your shares with voting instructions, the broker or other nominee is to determine if it has the discretionary authority to vote on the particular matter.  Under applicable rules, brokers have the discretion to vote on routine matters, such as the uncontested election of directors, but do not have discretion to vote on non-routine matters such as the Plan Amendment.  If you do not provide voting instructions to your broker, e.g., using a Voting Instruction Card, and the broker has indicated that it does not have discretionary authority to vote on a particular proposal, your shares are to be considered "broker non-votes" with regard to that matter.  A broker non-vote has the same effect as a vote against a non-routine proposal at our Annual Meeting.

What if I abstain from a vote?

Abstentions are included in the determination of shares present for purposes of establishing a quorum.  Because an abstention represents shares entitled to vote on any matter presented for shareholder approval, the effect of the abstention is the same as a vote against the proposal.

Are all votes cast at the Annual Meeting to be counted?

All votes cast by our shareholders directly or by proxy, completed and executed in accordance with the instructions on the Proxy Card or Voting Instruction Card (honored by the broker or other nominee and timely presented to the Company), will be counted at our Annual Meeting.  A Proxy Card clearly marked as withholding authority to elect a nominee or otherwise as abstaining on a proposal to be addressed at our Annual Meeting will be honored and not voted (although present and entitled to vote).  Similarly, a broker holding shares of record for a beneficial owner generally is not entitled to vote on matters presented at our Annual Meeting (as previously described) unless the owner gives that broker specific voting instructions.

A Proxy Card having no clear indication of a vote on a proposal to be addressed at our Annual Meeting is to be voted "For" the corresponding proposal, as the case may be.  A Proxy Card having conflicting indications or more than one selection on a proposal to be addressed at our Annual Meeting is not to be voted on that matter but is to be used for purposes of establishing a quorum.

How are votes counted?

Votes are to be tabulated through a vendor selected by the Company to establish the platform for internet voting.  Proxy Cards and other evidences of voting are to be reviewed by an independent inspector of election, retained by the Company for the Annual Meeting, for compliance with instructions adopted by our board for voting in the context of that meeting.  Separate counts of "For" and "Withhold Authority" and, with respect to any proposals other than the election of directors, "Against" and "Abstain," and broker non-votes are to be made.  Abstentions and broker non-votes will not be counted towards the affirmative vote total for any proposal.

May I change my vote after I have voted?

Even if you voted by telephone or on the internet, or if you requested paper proxy materials and signed the Proxy Card in the form accompanying this Proxy Statement, you retain the power to revoke your proxy or change your vote.  A proxy executed using the Proxy Card enclosed may be revoked by the shareholder signing the Proxy Card at any time before the authority granted under the Proxy Card is exercised by giving written notice to the Secretary of our board at the principal executive offices of the Company.  This notice may also be delivered to the Secretary at our Annual Meeting prior to a vote using the Proxy Card.

Thereafter, a shareholder revoking the proxy may vote in person or by other proxy as provided by our Bylaws, as revised and in effect as of the Record Date ("Bylaws").  A shareholder wishing to revoke the Proxy Card may do so by executing another valid proxy bearing a later date.  However, please note that, if you wish to vote at our Annual Meeting and your broker, bank or nominee is, and you are not, the shareholder of record, you must request, complete and deliver a legal proxy from that person.

What does it mean if I receive more than one Internet Notice, Proxy Card or Voting Instruction Card?

It generally means your shares are registered differently or are in more than one account.  Please provide voting instructions for all Internet Notices, Proxy Cards and Voting Instruction Cards you receive.

Who may attend the Annual Meeting?

All shareholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting.  Each shareholder may also bring one guest to our Annual Meeting if there is space available.

Are there any prerequisites for admission to the Annual Meeting?

In order to be admitted to our Annual Meeting, a shareholder must present proof of ownership of Company stock as of the Record Date.  This proof may be in the form of the Internet Notice, a brokerage statement or letter from a bank or broker indicating ownership as of the Record Date, a Proxy Card, or legal proxy or Voting Instruction Card provided by your broker, bank or nominee.  Any holder of a proxy from a shareholder must present the Proxy Card, properly executed, and a copy of proof of ownership.  A shareholder or proxy holder may also be required to present a form of photo identification such as a driver's license.

Please note that, for security reasons, all bags and other items brought to the Annual Meeting may be subject to search, and all persons who attend the meeting may be required to pass through a metal detector.  We will be unable to admit anyone who does not comply with these security procedures.  Cameras and other recording devices will not be permitted in the meeting room.

Who pays for the proxy solicitations?

The expenses of the proxy solicitation made by our board for our Annual Meeting, including the cost of preparing and assembling for use on our website of, and use in mailing at a shareholder's request paper copies of, the Notice of Annual Meeting, Proxy Card, Proxy Statement, and return envelopes, the handling and tabulation of proxies received, and charges of brokerage houses and other institutions, nominees or fiduciaries for forwarding such documents to beneficial owners, are to be paid by us.

How will the Company solicit votes for the Annual Meeting?

We plan to solicit proxies for our Annual Meeting via the internet, mail as needed, in person or by telephone, electronic mail or other electronic transmission.  These solicitations may be carried out by our officers, directors and regular employees.  None of these individuals are to receive additional compensation for that effort.

Is a list of shareholders available to me?

A list of names of shareholders of record as of the Record Date entitled to vote at our Annual Meeting will be available to shareholders entitled to vote at the meeting for 30 days prior to the meeting for any purpose relevant to the meeting.  This list can be viewed between the hours of 9:00 a.m. and 5:00 p.m. at our principal executive offices at 2550 Denali Street, Suite 1000, Anchorage, Alaska.

How do I find out the voting results?

Voting results will be announced at our Annual Meeting.  Also, the results will be included in our quarterly report on Form 10-Q for the quarter ending June 30, 2009, which we will file with the SEC.  Furthermore, we will post the results on our website at www.gci.com.  After the Form 10-Q is filed, you may obtain a copy by visiting our website.

What if I have questions about lost stock certificates or I need to change my mailing address?

    Shareholders may contact our transfer agent, BNY Mellon Shareholder Services, by calling 1.877.277.9943, or by writing to BNY Mellon Shareholder Services at P.O. Box 358015, Pittsburgh, Pennsylvania 15252, or by visiting the transfer agent's website at www.bnymellon.com/shareowner/ids, to get more information about these matters.

Who was the Company's independent registered public accounting firm for 2008?

Our independent registered public accounting firm is selected by our Audit Committee ("External Accountant").  That committee selected KPMG LLP as our External Accountant for 2008.  A representative of that External Accountant is expected to be present at our Annual Meeting.  That representative will have the opportunity to make a statement, if so desired, and will be available to respond to appropriate questions.

Where can I find more information about the Company?

We file annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and make other filings with the SEC.  The public may read and copy any materials we file with the SEC on these forms at the SEC's Office of Public Reference at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1.800.SEC.0330.  The SEC also maintains an internet site that contains reports, proxy statements and other information regarding issues, including us, that file electronically with the SEC.  The internet address is www.sec.gov.

We make available, at no charge through our website at www.gci.com our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to them, as well as copies of our proxy statements filed with the SEC, as soon as reasonably practicable after we electronically file that material with the SEC.  In addition, we have posted on our website our Audit Committee Charter,

Nominating and Corporate Governance Committee Charter and Code of Business Conduct and Ethics ("Ethics Code").  Information on our website does not form a part of this Proxy Statement.

When are shareholder proposals and recommendations for the 2010 annual shareholder meeting due?

The time period during which we must receive proposals and recommendations, if any, from our shareholders for placement in our 2010 proxy statement is controlled by our Bylaws and as further described in this Proxy Statement.  See, "Future Shareholder Proposals and Recommendations."

MATTERS TO BE VOTED UPON

The agenda for our Annual Meeting centers on two action items presented to our shareholders, i.e., the election of a portion of our board and approval of the Plan Amendment.  Other matters may be taken up as described below.

 Director Elections

Overview.  As of the Record Date, our board of directors was composed of eight directors classified into the following three classes with the number of members as indicated: Class I (two members), Class II (three members), and Class III (three members).

At our Annual Meeting, three individuals will be elected in Class II of our board each for a three-year term and one individual will be elected in Class I of our board to complete the remaining two years of the three-year term of that class.  The individuals so elected will serve subject to the provisions of our Bylaws and until the election and qualification of their respective successors.

Our Nominating and Corporate Governance Committee has as one of its responsibilities to seek out, from time to time, candidates as prospective board members.  These candidates may be identified through the efforts of individual members of the Nominating and Corporate Governance Committee, members of our board, shareholder recommendations accepted by the committee, and, in the committee's discretion, through consultants as otherwise provided in our Nominating and Corporate Governance Committee Charter.  See, "Future Shareholder Proposals and Recommendations: Recommendations."

Prospective candidates must meet the minimum criteria set forth in the Nominating and Corporate Governance Committee Charter taking into consideration the appropriate size of our board, the committee's understanding of our strategic direction requirements, and the specific compositional needs of our board.  In addition, in reviewing and making recommendations regarding existing board members, the committee takes into consideration results of evaluations of existing board members and the wishes of an affected existing board member to be re-nominated.

The minimum criteria set forth in the Bylaws and Nominating and Corporate Governance Committee Charter for selection as a committee-recommended nominee for a position on our board are as follows:

•
Be between and including 21 and 75 years of age (although, in the event a person reaches the upper limit of that age while a director, that person's term as director immediately terminates and the director is required by our Bylaws to resign from the board).

•	Possess basic skills and characteristics required as prerequisites for each member, unless otherwise specified, on the board which must include, but are not limited to, the following –

o	Knowledge, skills and experience in at least one of the primary industries in which we operate.

o
Ability to read and understand fundamental financial statements, including our balance sheet, income statement and cash flow statement, and have at least familiarity with the underlying accounting rules and practices.

o	Ability to understand our key business and financial risks.

o	Appreciation of the relationship of our business to changing needs of society.

o	With respect to at least one member of our board, skills, attributes, and financial sophistication of an audit committee financial expert as the term is defined in the charter.

o
With respect to at least a simple majority of the authorized members of our board, each be an independent director as the term is defined in the Nasdaq Stock Market ("Nasdaq") corporate governance listing standards (to which we are subject) and incorporated into the charter, i.e., an individual other than one of our executive officers or employees or any other individual  having a relationship which in the opinion of our board would interfere with the exercise of independent judgment in carrying out the responsibilities of a director ("Independent Director").

o	Other skills and characteristics specifically identified and approved by the committee.

We believe that our nominees proposed for election as directors at the Annual Meeting are willing to serve.  Our board intends that the proxy holders named in the accompanying Proxy Card or their substitutes are to vote for the election of these nominees unless specifically instructed to the contrary.  However, in the event any nominee at the time of the election shall be unable or unwilling, or shall otherwise be unavailable for election and as a consequence other nominees shall be designated, those proxy holders or their substitutes will have discretion and authority to vote or refrain from voting in accordance with their judgment with respect to other nominees.

In 2008, the Company through Mr. Duncan approached senior management of Arctic Slope Regional Corporation ("ASRC"), a holder of a significant percentage of our outstanding Class A common stock, as to the possibility of ASRC proposing from its senior management an individual to be on our board.  The ASRC management responded with a recommendation of Mr. Kroloff, one of its senior executive officers.  Our Nominating and Corporate Governance Committee then made a recommendation to our board to appoint Mr. Kroloff to a newly created seat on our expanded eight-member board.  He joined our board in February 2009.

Recommendation of Board.  Our board recommends to our shareholders a vote "FOR" the slate of four individuals, each as a director in a position for election at our Annual Meeting, i.e., a vote for proposal number 1 of the Proxy Card.  This slate is as follows:

•	Stephen M. Brett – Class II
•	Ronald A. Duncan – Class II
•	Stephen R. Mooney – Class II
•	Mark W. Kroloff – Class I

These nominees have been recommended by our Nominating and Corporate Governance Committee.  Background and other information on the nominees are provided elsewhere in this Proxy Statement.  See, "Governance of Company:  Directors and Executive Officers."

Plan Amendment

Overview.  We are asking you to approve the proposed plan amendment which amends our Stock Option Plan specifically permitting a one-time offer of exchange of the Prior Options held by Prior Optionees for grants of corresponding Exchange Awards, subject to terms and conditions of the Plan Amendment.  The Plan Amendment was adopted by us as a part of our contemplated shift in compensation structure in 2009 as described elsewhere in this Proxy Statement.  See "Compensation Discussion and Analysis:  Elements of Compensation – Contemplated Shift in Compensation Structure."

Plan.  We adopted our stock option plan in 1986.  It has been subsequently amended from time to time and presently is our Stock Option Plan, i.e., our Amended and Restated 1986 Stock Option Plan.  Under our Stock Option Plan, we are authorized to grant options to purchase shares of Class A common stock to selected officers, directors and other employees of, and consultants or advisors to, the Company and its subsidiaries.  These options are more specifically referred to as nonstatutory stock options or incentive stock options within Section 422 of the Internal Revenue Code of 1986, as amended ("Internal Revenue Code").  In addition, under the Stock Option Plan restricted stock awards may be granted as further described below.

The number of shares of Class A common stock allocated to the Stock Option Plan is 15.7 million shares.  The number of shares for which options may be granted is subject to adjustment upon the occurrence of stock dividends, stock splits, mergers, consolidations and certain other changes in corporate structure or capitalization.  As of the Record Date, there were 6,845,666 shares subject to outstanding options under the Stock Option Plan, 628,557 share grants had been awarded, 7,853,697 shares had been issued upon the exercise of options under the plan, 480,968 share options had been repurchased and 853,048 shares remained available for additional grants under the plan.

Under our Stock Option Plan, the individuals administering the plan are to consist only of our board members, or solely of two or more "non-employee directors" as defined in federal securities regulation, or, in the context of implementing the provisions of Section 162(m) of the Internal Revenue Code, solely of two or more "outside directors" when options are granted to "covered employees" as those terms are defined in that section.

During 2008 and through the Record Date, our Stock Option Plan was administered by our Compensation Committee, the members of which are identified elsewhere in this Proxy Statement ("Compensation Committee").  See, "Governance of Company:  Board and Committee Meetings."

Under our Stock Option Plan, our key employees (including officers and directors who are employees) and non-employee directors of, and consultants or advisors to, us are eligible for option grants.  The selection of optionees is made by our Compensation Committee.

Restricted stock awards granted under the Stock Option Plan may be subject to vesting conditions based upon service or performance criteria as the Compensation Committee may specify.  These specifications may include attainment of one or more performance targets.  Shares acquired pursuant to such an award may not be transferred by the participant until vested.  Unless otherwise provided by the Compensation Committee, a participant will forfeit any shares of restricted stock where the restrictions have not lapsed prior to the participant's termination of service with us.  Participants holding restricted stock will have the right to vote the shares and to receive dividends paid, if any.  However, those dividends or other distributions paid in shares will be subject to the same restrictions as the original award.

Our Compensation Committee selects each grantee and the time of grant of an option or award and determines the terms of each grant, including the number of shares covered by each grant and the exercise price.  In selecting a participant, as well as in determining these other terms and conditions of each grant, our Compensation Committee takes into consideration such factors as it deems, in its sole discretion, relevant in connection with accomplishing the purpose of the plan.

Under the Stock Option Plan, an option becomes vested and exercisable at such time or upon such event and subject to such terms, conditions, performance criteria or restrictions as specified by the Compensation Committee.  The maximum term of any option granted under the plan is 10 years, provided that an incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation of the Company ("Ten Percent Shareholder") must have a term not exceeding five years.  Unless otherwise permitted by the Compensation Committee, an option generally remains exercisable for 30 days following the participant's termination of service, with limited exception.  The exception arises if service terminates as a result of the participant's death or disability, in which case the option generally remains exercisable for 12 months.  In any event, the option must be exercised no later than its expiration date.

In particular, under the present Stock Option Plan, the Compensation Committee may set an option exercise price not less than the fair market value of the stock on the effective date of grant of the option.  However, in the case of an incentive stock option granted to a Ten Percent Shareholder, the exercise price must equal at least 110% of the fair market value of the stock on the date of grant.

Our Compensation Committee may, subject to certain limitations on the exercise of its discretion required by Section 162(m) of the Internal Revenue Code, amend, cancel or renew any option granted under the Stock Option Plan, waive any restrictions or conditions applicable to any option under the plan, and accelerate, continue, extend or defer the vesting of any option under the plan.  The Stock Option Plan provides, subject to certain limitations, for indemnification by the Company of any director, officer, or employee against all reasonable expenses incurred in connection with any legal action arising from that person's action or failure to act in administering the plan.  All grants of options under the Stock Option Plan are to be evidenced by a written agreement between the Company and the optionee specifying the terms and conditions of the grant.

Options granted that have not become exercisable terminate upon the termination of the employment or directorship of the optionholder.  Exercisable options terminate from one month to one year after such termination, depending upon the cause of such termination.  If an option expires or terminates, the shares subject to such option become available for subsequent grants under the Stock Option Plan.

Incentive stock options are nontransferable by the participant other than by will or by the laws of descent and distribution, and are exercisable during the participant's lifetime only by the participant.  However, a nonstatutory stock option may be assigned or transferred to members of the optionholder's immediate family, to the extent permitted by the Compensation Committee in its sole discretion.

Our Stock Option Plan provides that payment upon exercise of an option may be in the form of money or shares of our Class A common stock.  If the optionee chooses the latter form of payment, the shares must have a fair market value not less than the exercise price.  The plan further provides, notwithstanding other restrictions on transferability of options, that an optionee, with approval of our Compensation Committee, may transfer an option for no consideration to, or for the benefit of, the optionee's immediate family.  There is no restriction in the Stock Option Plan that an option granted under the plan must be held by the optionee for a minimum period of time.

Under our Stock Option Plan, our authority to modify or amend the plan is subject to prior approval of our shareholders only in cases of increasing the number of shares of our stock allocated to, and available and reserved for, issuance under the plan, changing the class of persons eligible to receive incentive stock options or where shareholder approval is required under applicable law, regulation or rule.  One such law requiring shareholder approval before the Company may rely on it is Section 162(m) of the Internal Revenue Code.

Subject to these limitations, the Company may terminate or amend the Stock Option Plan at any time.  However, no termination or amendment may affect any outstanding option or award unless expressly provided by the Compensation Committee.  In any event, no termination or amendment of the plan may adversely affect an outstanding option or award without the consent of the participant unless necessary to comply with applicable law, regulation or rule.

With limited exception, no maximum or minimum exists with regard to the amount, either in dollars or in numbers, of options that may be exercised in any year, either by a single optionee or by all optionees under our Stock Option Plan.  At the 2002 annual meeting, our shareholders approved an amendment to the plan placing a limitation on accumulated grants of options of not more than 500,000 shares of Class A common stock per optionee per year.

With these exceptions, there are no fixed limitations on the number or amount of securities being offered, other than the practical limitations imposed by the number of employees eligible to participate in the plan and the total number of shares of stock authorized and available for granting under the plan.   Shares covered by options which have terminated or expired for any reason prior to their exercise are available for grant of new options pursuant to the plan.

There were, as of the Record Date, 14 executive officers, including all of our Named Executive Officers (as defined elsewhere, see "Executive Compensation:  Summary Compensation Table"), no current directors (including their affiliated companies) who are not executive officers, and 221 other employees (including officers who are not executive officers), participating in the Stock Option Plan.  This level of participation is out of a total of 14 eligible executive officers, all of our Named Executive Officers, 7 current directors who are not executive officers, and approximately 1,600 employees (including officers who are not executive officers) of the Company.  The plan has been in place for many years.  Options under the plan are granted in the discretion of our Compensation Committee.

As of the Record Date, the closing sales price on Nasdaq was $8.00 per share for our Class A common stock.

Plan Amendment – Structure.  The Plan Amendment would permit us to offer Exchange Awards in the form of restricted shares of our Class A common stock to Prior Optionees in exchange for their Prior Options.  If implemented, the exchange is only to Prior Optionees, i.e., certain of our officers and employees and other persons who participated in, and were granted Prior Options under, the Stock Option Plan during the time period 1999 through February 15, 2009 ("Option Grant Period"), with further limitations and eligibility requirements as described below.

The Prior Optionees consist of approximately 235 of our employees and 3 of our vendors who have provided goods or services to us and taken payment in lieu of cash in the form of a portion of those Prior Options.  The Prior Optionees include 4 of our Named Executive Officers, 9 of our other senior officers and 221 of our other officers and other employees.  Our directors, including Mr. Duncan, will not be eligible to participate in the exchange through the terms of the proposed Plan Amendment.

Under the exchange through the terms of the proposed Plan Amendment, each Prior Optionee will be offered the right to exchange Prior Options for Exchange Awards on an unrestricted basis at a current market value set at the time of implementation of the proposal for both the Prior Options and the Exchange Awards.  Each Prior Option will be valued at the Black-Scholes Model value calculated as of five days before (or such other period as may be required) the date of the offer, as specified in the Plan Amendment and further described below.

The Black-Scholes Model is a method of valuing options in stock which is traded.  We believe it is an appropriate basis for valuing the Prior Options, and it is a widely accepted means of such valuation.  Furthermore, it is the same method that we have used for a number of years to determine our stock option expense under, and is an acceptable method for that purpose under, the Financial Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) on share-based payment ("FAS 123R").

 – Principal Terms.  We have not commenced the exchange through the terms of the proposed Plan Amendment.  We will not do so unless our shareholders approve the proposed Plan Amendment to permit the Prior Option exchange.  Our board authorized the Prior Option exchange on May 1, 2009, subject to such shareholder approval.  If this proposal is approved, and our board and the Compensation
Committee determine to implement the Prior Option exchange, the exchange would commence within 12 months of the date of the Annual Meeting.  The principal terms of the exchange through the proposed Plan Amendment are briefly as follows.

The exchange through the terms of the proposed Plan Amendment will be open to all eligible employees who are employed by the Company or by one of its majority-owned subsidiaries as of the start of the exchange and who remain employed by the Company or one of those subsidiaries through the completion date of the exchange.  The exchange will also be open to certain vendors (consultants and advisors) who have previously been issued Prior Options and who are at the time of the exchange retained by the Company to perform services.  In particular, an executive officer of the Company is allowed to participate in the exchange unless that officer is also one of the directors on our board.  That is, Company directors will not be eligible to participate in the exchange.

Participation in the exchange through the proposed Plan Amendment is voluntary.  There are no penalties if an eligible Prior Optionee elects not to participate.  In the event that a Prior Optionee elects not to participate, the optionee's outstanding Prior Options would remain outstanding in accordance with the current terms and conditions applying to the options.

All outstanding options to acquire our Class A common stock issued pursuant to the Stock Option Plan and granted after the end of the Option Grant Period will not be eligible to participate in the exchange.  An option granted to one of our officers or employees where vesting is contingent upon our adjusted EBIDTA exceeding $202 million in 2009 is excluded from the Prior Options.  That is, such an option was granted for a separate defined purpose tied to targets, some of which have not as yet been satisfied.

The exchange ratio used to determine the number of shares of Exchange Awards to be granted in the exchange for Prior Options surrendered is to be equal to the lesser of the following:  (1) a number of shares of restricted stock having a fair value equal to the fair value of the Prior Options exchanged; or (2) a number of shares of Exchange Awards equal to 40% of the number of shares issuable pursuant to the Prior Options surrendered.

The current value of the eligible Prior Options will be calculated using the Black-Scholes Model.  That current value will be determined using the following assumptions:  (1) an exercise price equal to the exercise price of the Prior Option; (2) an assumed per share value of the Company's Class A common stock equal to the closing price per share as reported on Nasdaq shortly before commencement of the exchange offer; (3) an expected remaining term of the Prior Option equal to the period beginning on February 28, 2009 through the remaining contractual life of the eligible Prior Option; (4) an expected dividend yield of 0%; (5) an expected volatility of our Class A common stock closing market price equal to 50%; and (6) an interest rate equal to the interest rate on five-year U.S. Treasury debt (or otherwise as determined by our board).

The fair value of each Exchange Award, i.e., share of restricted stock, will be the closing price per share of the Company's Class A common stock as reported on Nasdaq on a date shortly before commencement of the exchange offer.

Based upon these assumptions, the exchange through the terms of the proposed Plan Amendment will result in participating Prior Optionees receiving a substantially smaller number of shares of Exchange Awards than the number of shares that are covered by the surrendered Prior Options.  In some cases, small cash payments will be made in exchange for Prior Options rather than issuing fractional shares of restricted stock.

Under an exchange through the terms of the proposed Plan Amendment, none of the Exchange Awards will be vested on the date of grant.  Rather, each sum of Exchange Awards issued to a Prior Optionee will vest as follows:  (1) 50% of those Exchange Awards will vest on December 20, 2011; and (2) 50% of those Exchange Awards will vest on February 28, 2012.  This vesting is subject to (in the case of officers and employees) that Prior Optionee's continued employment with us.  In the case of vendors, vesting is subject to the continued provision of services to us on the applicable vesting date.

Under the exchange, stock certificates will not be issued for shares of Exchange Awards that have not vested.  Shares of Exchange Awards will be issued and held of record in the name of the Company on the records of its transfer agent and held for the benefit of the corresponding participating Prior Optionee until they vest.  As these shares vest and all tax withholding requirements have been taken into account, certificates will be transferred to the corresponding participating Prior Optionee.  In this context, such a participating Prior Optionee will recognize ordinary income at the time the shares of Exchange Awards vest in an amount equal to the fair market value of those shares on the date of vesting, unless a Section 83(b) of the Internal Revenue Code election has been made.  In the event of such an election, ordinary income will be recognized as of the effective date under that election.

All of the shares of Exchange Awards granted in the exchange through the terms of the proposed Plan Amendment are to be issued under the Stock Option Plan.  Such shares are to be drawn from the pool of shares authorized for issuance under the Stock Option Plan.  Additionally, all Prior Options exchanged through the proposed Plan Amendment will be returned to that pool of authorized shares under the Stock Option Plan.  For example, assuming a Prior Optionee elects to exchange 100 Prior Options (options to acquire 100 shares) for 40 Exchange Awards, i.e., 40 shares of restricted Class A common stock, the stock available for grant under the Stock Option Plan would increase by 60 shares (100 options shares less 40 shares).

The exchange through the proposed Plan Amendment will be subject to certain conditions.  These include the following:  (1) an affirmative vote of at least a majority of the votes cast by our shareholders eligible to vote at our Annual Meeting approving the Plan Amendment; and (2) compliance with the tender offer rules of the SEC.  While the terms of the option exchange are expected to be materially similar to the terms described in this proposal, each of our board and Compensation Committee will have the discretion to change the terms of the option exchange to take into account a change in circumstances or local regulations and to determine not to implement the option exchange even if shareholder approval of the proposed Plan Amendment is obtained.

– Analysis.  Our analysis of the fair value of the Prior Options shows that most of the conversion ratios fall very near to 40%, i.e., four Exchange Award shares for each block of ten Prior Options held.  Relative weighting assigned by the Black-Scholes Model to a remaining Prior Option term and resulting volatility create option values that depend much more upon the remaining term than on the relationship between current market price and the Prior Option exercise price.  Given that most of the lower exercise price Prior Options are older (have less time left to run), their relative value at any current stock price does not deviate all that much from the value of higher exercise price Prior Options with longer remaining terms.

We have analyzed the Prior Options from the standpoint of remaining average term, total Black-Scholes Model value, actual exchange rate and the break even exchange price.  The break even exchange price is the price which the stock would have to exceed prior to the expiration of the current term of a Prior Option before the option would have more value than the grant stock offered as the Exchange Award.

Of the 6.8 million shares of our Class A common stock subject to Prior Options, 6.1 million shares would be eligible for exchange through the proposed Plan Amendment.  Therefore, as many as 2.4 million shares of Exchange Awards in the form of restricted stock could be issued as a part of the implementation of the exchange.

Specifically, a brief description of the application of the terms of the exchange through the proposed Plan Amendment to each of the eligible Named Executive Officers, should it have occurred on the Record Date, is as follows.

The number of Prior Options held as of the end of last year (both exercisable and unexercisable) and basic terms of exercise of them for each of the Named Executive Officers is set forth in a table elsewhere in this Proxy Statement.  See, "Executive Compensation:  Outstanding Equity Awards at Fiscal Year-End Table."  This data had not changed as of the commencement date of the Option Grant Period.  Assuming each Named Executive Officer eligible to participate in the exchange through the proposed Plan Amendment accepted (as of the Record Date) exchange of all Prior Options held by that officer for Exchange Awards, the amount of Exchange Awards that the officer would receive and the exchange ratio applying to that exchange is displayed in the following table:

Example As of Record Date of Acceptance of
Proposed Exchange under Plan Amendment
for Each Named Executive Officer

Name	Prior Options (# Shares)	Exchange Awards (# Shares)	Exchange Ratio (%)
Ronald A. Duncan[1]	- - -	- - -	- - -
G. Wilson Hughes	650,000	230,000	35
John M. Lowber	650,000	236,000	36
William C. Behnke	450,000	172,000	38
Gregory F. Chapados	480,000	190,000	40

1           Mr. Duncan, as one of the directors on our board, is excluded from participating in the exchange through the terms of the proposed Plan Amendment.

In the event shareholders approve the proposed Plan Amendment and the offer of exchange of Prior Options for Exchange Awards is made, the number of Prior Options subject to the exchange as displayed on this table does not change.  However, the exchange ratio may be different for a given Named Executive Officer in that it would be calculated based upon an exchange offer date different from the Record Date as previously described.  Therefore, the amount of Exchange Awards received by that Named Executive Officer would be different from that shown in the table.  See within this section, "–Plan Amendment – Principal Terms."

– Federal Income Tax Consequences.  The federal income tax consequences of the exchange through the terms of the proposed Plan Amendment to the Company and to the Prior Optionees are briefly described as follows.

The option exchange through the terms of the proposed Plan Amendment should be treated as a non-taxable exchange for U.S. federal income tax purposes.  We and our participating Prior Optionees should recognize no income for U.S. federal income tax purposes upon the issuance of the new Exchange Awards.  Recipients of cash payments will recognize ordinary income for U.S. federal income tax purposes on the date the cash payments are made to them.  Those payments will be subject to applicable tax withholdings.

In the case of an Exchange Award, the award is taxable to its recipient when it vests.  When an Exchange Award vests for one of our employees, we are required under the Internal Revenue Code to withhold an appropriate amount from the employee's compensation for the income tax consequence of the transaction.

Generally, there will be no federal income tax consequence to us upon the grant or termination of a Prior Option or an Exchange Award under our Stock Option Plan.  However, upon the exercise of a Prior Option by the Prior Optionee or the vesting of the Exchange Award, we are entitled to claim a deduction against our gross income, for federal income tax purposes, equal to the amount of ordinary income the Prior
Optionee is required to recognize as a result of the exercise, or vesting in the case of an award, with two limitations.  These limitations are that the cost to us of the options must constitute an ordinary and necessary business expense and that we must have satisfied our withholding obligations under the Internal Revenue Code.

Additionally, restricted stock is subject to Internal Revenue Code Section 162 (m) limitations.  Effectively, these limitations are that, if the total of non-exempt cash compensation plus the value of restricted stock vesting in any year for the top five officers of the Company exceeds $1 million each, we are then unable to deduct amounts in excess of $1 million.  The amount that is ultimately determined to be ineligible for a tax deduction is dependent upon future compensation, future stock prices and potential changes to Section 162(m).

– Accounting Impact.  There will be no accounting impact for the currently outstanding options under the Stock Option Plan.  All currently outstanding options will continue to be expensed based upon the original FAS 123R value and vesting schedule.   However, for options that are exchanged through the terms of the proposed Plan Amendment, we must measure, on an option by option basis, the value of the options on the day of the exchange as compared to the value of the restricted stock on the day of the exchange.  To the extent that the value of the restricted stock granted exceeds the value of the options received, the expense will be amortized ratably over the term that the restricted stock vests.  We expect this process to result in a significant book expense as we are attributing the full remaining term of the options to the Prior Optionees participating in the exchange, while FAS 123R will shorten that term, potentially significantly.

As an example, if we had 5 million Prior Options tendered for 2 million shares of Exchange Awards and the fair value of our stock was $8 per share, we would see the value of both (on the exchange date) as approximately $16 million (2 million shares at $8 per share).  However, FAS 123R would shorten the life of the Prior Options such that the value would be an estimated $5 million less.  In this example, the $5 million additional book charge would be amortized into expense from the exchange date through February 28, 2012. The final book charge will depend on the total number of Prior Options exchanged, the stock price on the date of the offer of exchange, the date of exchange and the ultimate reductions in remaining term required to comply with FAS 123R.

– Potential Modification To Term To Comply with Governmental Requirements.  The terms of the exchange under the proposed Plan Amendment will be described in a tender offer document that will be filed with the SEC.  Although we do not anticipate that the SEC would require us to modify the terms materially, it is possible that we will need to alter the terms of the exchange to comply with potential SEC comments.  In addition, it is currently our intention to make the exchange through the terms of the proposed Plan Amendment available to our eligible employees, including eligible employees of our majority-owned subsidiaries.  It is possible that we will make modifications to the terms of the exchange offered to Prior Optionees for tax or accounting reasons.

– Benefits of the Plan Amendment To Prior Optionees.  Because the decision whether to participate in the exchange through the terms of the proposed Plan Amendment is completely voluntary, we are not able to predict who will participate, how many Prior Options any particular group of employees or vendors will elect to exchange, or the number of new Exchange Awards that we may grant.  However, members of our board are not eligible to participate in the proposed Plan Amendment.

– Effect of Plan Amendment on Shareholders.  The exchange through the terms of the proposed Plan Amendment is designed to provide renewed incentives and motivate employees who are Prior Optionees to continue to create shareholder value and reduce the number of shares currently subject to outstanding options.  In this way, we avoid the dilution in ownership that normally results from supplemental grants of new stock options or other awards under the Stock Option Plan.  We are unable to predict the precise impact of the exchange through the terms of the proposed Plan Amendment on our shareholders because we cannot predict which or how many employees who are Prior Optionees may elect to participate in the Plan Amendment.  Also, we are unable to predict the precise impact of the exchange through the terms of the proposed Plan Amendment on our shareholders because we cannot predict which or how many vendors who are Prior Optionees may elect to participate in the exchange.  Finally, we are unable to predict which or how many Prior Options such Prior Optionees will elect to exchange.

Stock Option Plan Administration.  The Stock Option Plan provides for the Compensation Committee to establish the terms, restrictions and conditions of options granted under the plan, including but not limited to setting the exercise price for each option.  In particular, the Stock Option Plan limits that exercise price to be determined by the Compensation Committee to equal an amount not less than the fair market value of the share of common stock granted on the effective date of the grant of the option, with limited exception not relevant to the Plan Amendment.

Under the Stock Option Plan, "fair market value" means the closing price of the stock on the principal exchange on which the stock is traded, or if not traded then as reported by Nasdaq, or if not so traded then as determined by the Compensation Committee in good faith by any reasonable means.  In the case of the Prior Options, the fair market value of the stock subject to the options was determined on the date of grant based upon the value of the Company's Class A common stock as traded on Nasdaq.

The Stock Option Plan provides that awards and options may be granted only to eligible persons.  These eligible persons are limited to our employees, consultants and directors, as well as prospective employees, prospective consultants and prospective directors to whom awards are granted in connection with a written offer of employment or other service relationship with the Company.  The term "consultant" is defined under the Stock Option Plan as meaning a person engaged to provide consulting or advisory services to us (other than as one of our employees or directors).  These persons, other than our employees, are referred to elsewhere in this Proxy Statement as our "vendors."

The Stock Option Plan provides not only for granting of options but also expressly extends power to the Compensation Committee to amend, modify, extend, cancel or renew any award (including an option such as a Prior Option).  It further provides power in the Compensation Committee to waive any restrictions or conditions applicable to any such option or any shares acquired pursuant to such options or awards.

Need for Plan Amendment.  As of the Record Date, the Company was contemplating a shift in compensation structure for senior officers and managerial level employees within the Company.  This move was as of that date being considered as a part of the Company's ongoing efforts to maintain a compensation package to promote retention of, and recruitment of, individuals who have the motivation and skills to contribute to the success of the Company in an ever increasingly competitive telecommunication marketplace.

We believe the Plan Amendment is in the best interest of our shareholders and the Prior Optionees.  If approved by our shareholders, we believe the Plan Amendment would enable us to do the following:

•	Motivate and encourage Prior Optionees who are our employees to continue to build shareholders value.

•	Motivate and encourage Prior Optionees who are some of our vendors to refocus on providing quality goods and services to us in the future.

•
Reduce the total number of our outstanding options under, and use of shares of our common stock allocated to, our Stock Option Plan since a substantially smaller number of Exchange Awards are to be granted for the surrendered Prior Options.

•	Recapture retentive and incentive value from the compensation expense that we record in our financial statements with respect to Prior Options.

In designing the Plan Amendment, we have taken into account interests of our shareholders by focusing on the following principles:

•	Members of our board are excluded from participating in the Plan Amendment. All other employees holding Prior Options will generally be eligible to participate.

•	Only options granted through the Stock Option Plan during the Option Grant Period are eligible Prior Options to participate in the Plan Amendment.

•	None of the Exchange Awards will be vested on the date of exchange. The Exchange Awards will be scheduled to vest 50% on December 20, 2011 with the balance on February 28, 2012.

•
Prior Options surrendered in the exchange through the proposed Plan Amendment will be cancelled, and shares subject to those cancelled options will be available for future issuance under the terms of the Stock Option Plan.

•	Instead of granting Exchange Awards, a small cash payment will be issued in exchange for surrendered Prior Options to avoid issuance of fractional shares.

As of the Record Date, approximately one-half of the Prior Options had exercise prices for the issuance of our Class A common stock which were greater than the market price for that stock on Nasdaq.  In other words, each of these Prior Options was "underwater," requiring the corresponding Prior Optionee to pay a premium of that amount to exercise the option.  Of course, the Prior Optionee is not required to exercise the Prior Option, although the Prior Optionee would lose the option if not exercised by the termination date associated with the option.  For the Company not to address the effect of these market changes on the Prior Options would frustrate the intent of the Stock Option Plan as further described below.

We operate in a challenging economic environment with uncertain impact of our efforts to guide our business in that environment.  We believe the underwater portion of the Prior Options are no longer effective as incentives to motivate and retain employees.  We believe that employees perceive that these Prior Options have little or no value.  In addition, although these Prior Options are not likely to be exercised as long as our stock price is lower than the applicable exercise price, they will remain on our books with the potential to dilute stockholders' interests for up to the full remaining term of these options, while delivering little or no retentive or incentive value and no opportunity to recapture value from the associated compensation expense, unless they are surrendered or cancelled.

An objective of our equity incentive plans has been, and continues to be, to link the personal interests of participants in those plans to those of our shareholders.  We believe that, should our shareholders approve the Plan Amendment, the exchange provided under it would be an important component in our efforts to do the following:

•
Motivate Prior Optionees who are our officers and employees to continue to build shareholder value and achieve future stock price growth by exchanging Prior Options for Exchange Awards with new extended vesting periods and which have a value that moves directly in line with our stock price.

•	Reduce our total number of outstanding options under the Stock Option Plan, since a substantially smaller number of Exchange Awards will be granted for the surrendered Prior Options.

•	Recapture value from the compensation expense that we record with respect to certain Prior Options.

Usefulness of Prior Options.  The Prior Options were granted pursuant to the Stock Option Plan in the context of the board's continued belief that the plan offers a proven usefulness as a vehicle through which special incentives may be provided to participants in the plan.  Under normal circumstances, a participant in the Stock Option Plan is given the opportunity to secure a right to acquire Company Class A common stock at an exercise price determined at the time of grant of the option.  The optionee may hold the option for a time during which the value of the stock can increase in part through the efforts of the optionee.  The optionee can then subsequently exercise the option at the original exercise price and take advantage of the increase in value of the stock during that time period by holding the shares in the optionee's investment portfolio, or sell those shares and pocket that increase in value.  This incentive purpose of the Stock Option Plan is frustrated when the value of the stock decreases during that time period.

In the context of Prior Options granted to our officers and employees, the grants were made as a part of our Compensation Program to provide incentive to those individuals to work diligently and successfully in the best interests of the Company.  While these officers and employees have in good faith pursued their respective tasks, market conditions beyond their control and not related to the Company's operations have greatly reduced the value of the Prior Options.  The incentive which the Company hoped to place before those officers and employees in the form of the Prior Options has become far less attractive to the Prior Optionees.  In fact, the Prior Options have become a disincentive for them to acquire greater equity interest in the Company through exercise of the Prior Options.  While market values may eventually rise to levels existing at the time of grant of the Prior Options on which the exercise prices for the Prior Options were based, the Prior Optionees have no incentive to exercise the corresponding options for the foreseeable future.  The proposed Plan Amendment is an attempt by the Company to replace the Prior Options with compensation in the form of the Exchange Awards to make them what they were intended to be at the time of the Prior Option grant – incentive, in lieu of other compensation, to work diligently and successfully in the best interests of the Company.

In the context of Prior Options granted to persons other than our officers and employees, the grants were made in accordance with the terms of the Stock Option Plan to certain of our vendors, in lieu of cash payment for goods or services rendered.  This means of payment allowed us to avoid draws on our cash reserves and allowed us to use those critical reserves for other corporate purposes, e.g., improving our competitiveness by expanding our services in the telecommunications marketplace.  At the same time, this means of payment allowed the vendors to acquire modest equity interests in us.

Recommendation of Board.  Our board has passed a resolution expressly approving the Plan Amendment.  As a further step in the approval process, the following resolution will be offered at our Annual Meeting for consideration by our shareholders:

RESOLVED, that the shareholders of General Communication, Inc. ("Company") hereby approve an amendment to the Company's Amended and Restated 1986 Stock Option Plan specifically permitting a one-time offer of exchange of certain options, granted to certain of its officers and employees and other persons, for grants of certain stock awards under the plan, all of which prior options, such terms of that amendment and those optionees are as described in management's proxy materials for that shareholder meeting.

Other Business

Other matters, beyond the election of directors and approval of the Plan Amendment which may be addressed at our Annual Meeting consist of approval (but not the ratification) of the minutes of our past annual shareholder meeting held on June 23, 2008, matters incident to the conduct of our Annual Meeting, and other business as may properly come before our shareholders at our Annual Meeting.  A vote for the adoption of those minutes will be an affirmation that the minutes, as written, properly reflect the proceedings of that meeting and the action taken at that meeting.  However, such a vote will not be an action constituting approval or disapproval of the matters referred to in those minutes.

While we were, as of the Record Date, unaware of other matters of business to come before the Annual Meeting, they could include election of a person to our board for which a bona fide nominee is named in this Proxy Statement and where that nominee is unable to serve or for good cause refuses to serve, and matters proposed by our shareholders for which we have not received timely notice.  Our board intends to use discretionary voting authority given it under the Bylaws and in compliance with Rule 14a-4(c) adopted under the Securities Exchange Act of 1934 ("Exchange Act") should any of these matters come before our Annual Meeting.

Other than these matters, our board does not intend to bring business before our Annual Meeting and does not know of any other matter which anyone else proposes to present for action at our Annual Meeting.  However, in the event any other matters shall properly come before our Annual Meeting, the persons named in the accompanying Proxy Card or their duly constituted substitutes acting at the meeting will be deemed authorized to vote or otherwise act upon those matters in accordance with their judgment.

GOVERNANCE OF COMPANY

Directors and Executive Officers

As of the Record Date, our board consisted of eight director positions, divided into three classes of directors serving staggered three-year terms.

A director on our board is elected at an annual meeting of shareholders and serves until the earlier of his or her resignation or removal, or his or her successor is elected and qualified.  Our executive officers generally are appointed at our board's first meeting after each annual meeting of shareholders and serve at the discretion of the board.

The following table sets forth certain information about our directors and executive officers as of the Record Date.

Name	Age	Position
Stephen M. Brett[1]	68	Chairman, Director
Ronald A. Duncan[1]	56	President, Chief Executive Officer and Director
John M. Lowber	59	Senior Vice President, Chief Financial Officer, Secretary, and Treasurer
G. Wilson Hughes	63	Executive Vice President and General Manager
William C. Behnke	51	Senior Vice President – Strategic Initiatives
Natalie W. Blaylock	45	Vice President – General Manager, Network Access Services
Gina R. Borland	46	Vice President, Product Management – Voice and Messaging
Martin E. Cary	44	Vice President – General Manager, Managed Broadband Services
Gregory F. Chapados	51	Senior Vice President – Federal Affairs and Business Development
Richard P. Dowling	65	Senior Vice President – Corporate Development
Paul E. Landes	51	Vice President and General Manager, Consumer Services

Terry J. Nidiffer	58	Vice President, Product Management – Data and Entertainment
Gregory W. Pearce	46	Vice President and General Manager, Commercial Services
Dana L. Tindall	47	Senior Vice President – Legal, Regulatory and Governmental Affairs
Richard D. Westlund	65	Senior Vice President, Network Access Services
Jerry A. Edgerton[1]	67	Director
Scott M. Fisher[1]	43	Director
William P. Glasgow[1]	50	Director
Mark W. Kroloff[1]	52	Director
Stephen R. Mooney[1]	49	Director
James M. Schneider[1]	56	Director

[1]
The present classification of our board is as follows: (1) Class I – Mr. Edgerton, whose present term expires at the time of our 2011 annual meeting, and Mr. Kroloff, who was appointed to the board on February 9, 2009 and who stands for election at the Annual Meeting to complete the present term ending at the time of our 2011 annual meeting; (2) Class II – Messrs. Brett, Duncan and Mooney whose present terms expire at the time of our present Annual Meeting; and (3) Class III – Messrs. Fisher, Glasgow, and Schneider, whose present terms expire at the time of our 2010 annual meeting.

Stephen M. Brett.  Nominee.  Mr. Brett has served as Chairman of our board since June 2005 and as a director on our board since January 2001.  He has been of counsel to Sherman and Howard, a law firm, since January 2001.  He served as Senior Executive Vice President for AT&T Broadband from March 1999 to April 2000.  His present term as a director on our board expires at the time of our present Annual Meeting.

Ronald A. Duncan.  Nominee.  Mr. Duncan is a co-founder of the Company and has served as a director on our board since 1979.  Mr. Duncan has served as our President and Chief Executive Officer since January 1989.  His present term as director on the board expires at the time of our present Annual Meeting.

John M. Lowber.  Mr. Lowber has served as our Chief Financial Officer since January 1987, as our Secretary and Treasurer since July 1988 and as our Senior Vice President since December 1989.

G. Wilson Hughes.  Mr. Hughes has served as our Executive Vice President and General Manager since June 1991.

William C. Behnke.  Mr. Behnke has served as our Senior Vice President – Strategic Initiatives since January 2001.  Prior to that, he had served as our Senior Vice President – Marketing and Sales from January 1994.

Natalie W. Blaylock.  Ms. Blaylock has served as our Vice President – General Manager, Network Access Systems since April 2009.  Prior to that, she had served as our Vice President, Roaming Services from July 2008 and was a consultant in a comparable role through Strong-Bridge Consultants from April 2008 through June 2008.  Prior to joining us, Mr. Blaylock served as Vice President, Revenue for Sea Mobile (a Seattle, Washington business) from February 2006 to April 2008.  The bulk of her telecommunications career took place with T-Mobile and its predecessors (Voice Stream, Western Wireless and Pacific Northwest Cellular).  She has served in various information technology, revenue assurance and product development roles from August 1992 through December 2005.

Gina R. Borland.  Ms. Borland has served as our Vice President, Product Management – Voice and Messaging since September 2005.  Prior to that, she had served as our Vice President-General Manager, Local Services beginning in January 2001.  Prior to that, she was a member of our Corporate Development Department serving in various capacities generally involving business development from September 1996 through December 2000.

Martin E. Cary.  Mr. Cary has served as our Vice President – General Manager, Managed Broadband Services since September 2004.  Prior to that Mr. Cary was our Vice President – Broadband Services from June 1999 to September 2004.

Gregory F. Chapados.  Mr. Chapados has served as our Senior Vice President – Federal Affairs & Business Development since June 2006.  Prior to that Mr. Chapados was the Managing Director of Integrated Strategies Initiatives LLC from August 2004 to May 2006.  Integrated Strategies was at the time a boutique investment bank serving middle-market companies in defense and other areas of federal contracting.  Prior to that Mr. Chapados was the Managing Director of the investment bank, Hoak Breedlove Wesneski & Co. from February 1995 to July 2004.

Richard P. Dowling.  Mr. Dowling has served as our Senior Vice President – Corporate Development since December 1990.

Paul E. Landes.  Mr. Landes has served as our Vice President and General Manager, Consumer Services since September 2005.  Prior to that, he was our Vice President – Marketing and Sales, Chief Marketing Officer beginning in 2002.  Prior to that, he was our Vice President – Marketing from 1999 to 2002.

Terry J. Nidiffer.  Mr. Nidiffer has served as our Vice President, Product
Management – Data and Entertainment since September 2005.  Prior to that, he served as our Vice President – General Manager, Internet Services beginning in February 2000.

Gregory W. Pearce.  Mr. Pearce has served as our Vice President and General Manager, Commercial Services since September 2005.  Prior to that, he was our Vice President /Director of Long Distance

Products beginning in January 1998.  Prior to that, Mr. Pearce served us in various engineering management functions beginning with his joining us in November 1990.

Dana L. Tindall.  Ms. Tindall has served as our Senior Vice President – Legal, Regulatory, and Governmental Affairs since January 1994.

Richard D. Westlund.  Mr. Westlund has served as our Senior Vice President, Network Access Services since April 2009.  Prior to that, he was our Senior Vice President and General Manager, Network Access Services beginning in September 2005.  Prior to that, he was our Vice President-General Manager, Long Distance and Wholesale Services beginning in January 2001.  He was our Vice President – General Manager, Wholesale and Carrier Services from January 1999 through December 2000.

Jerry A. Edgerton.  Mr. Edgerton has served as a director on our board since June 2004.  Since November 2007, he has served as Chief Executive Officer for Command Information, Inc., a Next Generation Internet Service Company.  From April 2007 to October 2007, Mr. Edgerton served as an advisor on matters affecting the telecommunications industry as well as the U.S. government.  Prior to that from January 2006 to April 2007, he served as Group President of Verizon Federal.  Prior to that, he had since November 1996 served as Senior Vice President – Government Markets for MCI Communications Corporation, an affiliate of MCI, which was later acquired by Verizon Communications, Inc. (collectively with its subsidiaries, "Verizon").  His present term as a director on our board expires at the time of our 2011 annual meeting.

Scott M. Fisher.  Mr. Fisher was appointed to our board in December 2005.  He has since 1998 been a partner of Fisher Capital Partners, Ltd., a private equity and real estate investment company located in Denver, Colorado.  Prior to that from June 1990 to April 1998, he was Vice President at The Bank of New York and BNY Capital Resources Corporation, an affiliate of The Bank of New York, where he worked in the corporate lending and commercial leasing departments.  His present term as director on our board expires at the time of our 2010 annual meeting.

William P. Glasgow.  Mr. Glasgow has served as a director on our board since 1996.  From 2005 to the present, Mr. Glasgow has been Chief Executive Officer of AmericanWay Education.  From 1999 to December 2004, he was President/CEO of Security Broadband Corp.  From 2000 to the present Mr. Glasgow has been President of Diamond Ventures, L.L.C., a Texas limited liability company and sole general partner of Prime II Management, L.P., and Prime II Investments, L.P., both of which are Delaware limited partnerships.  Since 1996, he has been President of Prime II Management, Inc., a Delaware corporation, which was formerly the sole general partner of Prime II Management, L.P.  His present term as a director on our board expires at the time of our 2010 annual meeting.

Mark W. Kroloff.  Nominee.  Mr. Kroloff has served as a director on our board since his appointment to the expanded eight-member board in February 2009.  Since May 2005, he has served as Senior Executive Vice President and Chief Operating Officer of ASRC, one of several corporations formed under Alaska corporate law and pursuant to the federal Alaska Native Claims Settlement Act of 1971, as amended.  From 2001 to April 2005, Mr. Kroloff served as Chief Operating Officer of Cook Inlet Region, Inc., also one of those corporations formed pursuant to that federal act.  Prior to that, from 1989 to 2001 he served as Vice President and General Counsel of Cook Inlet Region, Inc.  Mr. Kroloff stands for election at the Annual Meeting to complete a present term as director on our board which expires at the time of our 2011 annual meeting.

Stephen R. Mooney.  Nominee.  Mr. Mooney has served as a director on our board since January 1999.  Since February 2008, Mr. Mooney has served as Vice President, Business Development for Affiliated Computer Services, Inc., a global information technology and business process outsourcing company.  From October 2007 to January 2008, he served as a consultant with Allied Capital Corp., a business development company specializing in private finance and development.  From January 2006 to September 2007, he served as Executive Director, Business Development of VerizonBusiness, a unit of Verizon.  Prior to that, he had served as Vice President, Corporate Development and Treasury Services at MCI beginning in 2002.  From 1999 to 2002, he was Vice President of WorldCom Ventures Fund, Inc.  His present term as a director on our board expires at the time of our present Annual Meeting.

James M. Schneider.  Mr. Schneider has served as a director on our board since July 1994.  He has been Chairman of Frontier Bancshares, Inc. since February 2007.  Prior to that, Mr. Schneider had been Senior Vice President and Chief Financial Officer for Dell, Inc. from March 2000 to February 2007.  Prior to that, he was Senior Vice President – Finance for Dell Computer Corporation from September 1998 to March 2000.  He presently serves on the board of directors of, and is a member of the audit committee of, GAP, Inc.  He also serves on the board of, and is a member of, the audit and management development and compensation committees of, Lockheed Martin Corporation.   His present term as a director on our board expires at the time of our 2010 annual meeting.

Board and Committee Meetings

The standing committees of our board are as follows:

•	Audit Committee.

•	Compensation Committee.

•	Executive Committee.

•	Finance Committee.

•	Nominating and Corporate Governance Committee.

The membership and chairs of these committees are as follows:

Board Committee Members

Name	Audit	Compensation	Executive	Finance[1]	Nominating & Corporate Governance
Stephen M. Brett		Chair	Chair		Chair
Ronald A. Duncan			X
Jerry A. Edgerton		X			X
Scott M. Fisher		X		X	X
William P. Glasgow	X	X	X	X	X
Mark W. Kroloff		X			X
Stephen R. Mooney	X	X	X		X
James M. Schneider	Chair	X			X

1           Mr. Lowber is also a member of this committee.

Audit Committee.  Our Audit Committee is governed by, and carries out its responsibilities under, the Audit Committee Charter, as adopted and amended from time to time by our board.  The charter sets forth the purpose of the Audit Committee and its membership prerequisites, operating principles, relationship with our External Accountant and primary responsibilities.  A copy of our Audit Committee Charter is available to our shareholders on our internet website: www.gci.com (click on "About GCI," then click on "Corporate Governance," and then click on "Audit Committee Charter").

The Nasdaq corporate governance listing standards require that at least one member of our Audit Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or comparable experience or background which results in the individual's "financial sophistication."  This financial sophistication may derive from the person being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.  Our board believes that Messrs. Glasgow, Mooney and Schneider, are audit committee financial experts ("Audit Committee Financial Experts") and also meet the Nasdaq requirements for financial sophistication.  Our board further believes these individuals are Independent Directors.

Under the SEC's rules, an Audit Committee Financial Expert is defined as a person who has all of the following attributes:

•	Understanding of U.S. generally accepted accounting principles and financial statements.

•	Ability to assess the general application of such principles in connection with accounting for estimates, accruals and reserves.

•
Experience in preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by our financial statements, or experience actively supervising one or more persons engaged in such activities.

•	Understanding of internal control over financial reporting.

•	Understanding of audit committee functions.

The Audit Committee Charter specifies how one may determine whether a person has acquired the attributes of an Audit Committee Financial Expert.  They are one or more of the following:

•
Education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involved the performance of similar functions.

•	Experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions.

•	Experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements.

•	Other relevant experience.

Our Audit Committee acts on behalf of our board and generally carries out specific duties including the following, all of which are described in detail in our Audit Committee Charter:

•	Principal Accountant Selection, Qualification – Is directly responsible for appointment, compensation, retention, oversight, qualifications and independence of our External Accountant.

•	Financial Statements – Assists in our board's oversight of integrity of the Company financial statements.

•	Financial Reports, Internal Control – Is directly responsible for oversight of the audit by our External Accountant of our financial reports and reports on internal control.

•	Annual Reports – Prepares reports required to be included in our annual proxy statement. See, "Audit Committee Report."

•
Complaints – Receives and responds to certain complaints relating to internal accounting controls, and auditing matters, confidential, anonymous submissions by our employees regarding questionable accounting or auditing matters, and certain alleged illegal acts or behavior-related conduct in violation of our Ethics Code.  See, "Code of Business Conduct and Ethics."

•	Principal Accountant Disagreements – Resolves disagreements, if any, between our External Accountant and us regarding financial reporting.

•	Non-Audit Services – Reviews and pre-approves any non-audit services offered to us by our External Accountant ("Non-Audit Services").

•	Attorney Reports – Addresses certain attorney reports, if any, relating to violation of securities law or fiduciary duty by one of our officers, directors, employees or agents.

•	Related Party Transactions – Reviews certain related party transactions as described elsewhere in this Proxy Statement. See, "Certain Transactions."

•	Other – Carries out other assignments as designated by our board.

Our Audit Committee met five times during 2008.  See, "Audit Committee Report."

Compensation Committee.  Our board had not as of the Record Date adopted a charter for the Compensation Committee.  However, consideration and determination of compensation of our executive officers and directors during 2008 was subject to processes and procedures carried out through our Compensation Committee ("Compensation Program"), the aspects of which are described elsewhere in this Proxy Statement.  See, "Compensation Discussion and Analysis."  All members of the committee are considered by our board to be Independent Directors.

Our Compensation Program sets forth the scope of authority of our Compensation Committee and requires the committee to carryout the following:

•	Review, on an annual basis, plans and targets for executive officer and board member compensation, if any –

o
Review is specifically to address expected performance and compensation of, and the criteria on which compensation is based for, the chief executive officer and such other of our executive officers as our board may designate for this purpose.

•	Monitor the effect of ongoing events on and the effectiveness of existing compensation policies, goals, and plans –

o	Events specifically include but are not limited to the status of the premise that all pay systems correlate with our compensation goals and policies.

o	Report from time to time, its findings to our board.

•	Administer our Stock Option Plan and approve grants of options and awards pursuant to the plan.

•	Monitor compensation-related publicity and public and private sector developments on executive compensation.

•	Familiarize itself with, and monitor the tax, accounting, corporate, and securities law ramifications of, our compensation policies, including but not limited to –

o	Comprehending a senior executive officer's total compensation package.

o	Comprehending the package's total cost to us and its total value to the recipient.

o
Paying close attention to salary, bonuses, individual insurance and health benefits, perquisites, historical loans made by us, special benefits to specific executive officers, individual pensions, and other retirement benefits.

•	Establish the overall cap on executive compensation and the measure of performance for executive officers, either by predetermined measurement or by a subjective evaluation.

•	Strive to make our compensation plans simple, fair, and structured so as to maximize shareholder value.

In carrying out its duties, our Compensation Committee may accept for review and inclusion in its annual review with our board, recommendations from our chief executive officer as to expected performance and compensation of, and the criteria on which compensation is based for, executive officers other than the chief executive officer.  However, our Compensation Committee, in being established as a committee of the board under our Bylaws, was not specifically authorized to delegate any of its duties to another person.  Our Compensation Committee has in the past retained and made use of compensation consultants in determining or recommending the amount or form of executive compensation as further discussed elsewhere in this proxy statement.  See "Compensation Discussion and Analysis:  Process."

Our Compensation Committee met four times during 2008.  See, "Governance of Company:  Compensation Committee Interlocks and Insider Participation" and
"–Compensation Committee Report."

Executive Committee.  Our Executive Committee was established by our board to manage and operate the affairs of the Company between our board meetings, except to the extent shareholder authorization is required by law, our Articles or our Bylaws.  The Executive Committee has the power to perform or authorize any act that could be done or accomplished by majority action of all the directors of our board, except as set forth in our Bylaws.  Those exceptions are responsibilities expressly reserved to our board by state law.  Our Executive Committee did not meet during 2008.

Finance Committee.  Our Finance Committee is responsible for reviewing our finance matters from time to time and providing guidance to our chief financial officer regarding these matters.  The Finance Committee did not meet during 2008.

Nominating and Corporate Governance Committee.  Our Nominating and Corporate Governance Committee is governed by, and carries out its responsibilities under, the Nominating and Corporate Governance Committee Charter.  The charter sets forth the purpose of the Nominating and Corporate Governance Committee and its membership prerequisites, operating principles and primary responsibilities.  A copy of the Nominating and Corporate Governance Committee Charter is available to our shareholders on our internet website: www.gci.com (click on "About GCI," then click on "Corporate Governance," and then click on "Nominating and Corporate Governance Committee Charter").  All members of the committee are considered by our board to be Independent Directors.

The Nominating and Corporate Governance Committee is principally responsible for carrying out the following, all of which are described in detail in the Nominating and Corporate Governance Committee Charter:

•	Nominations – Identifies and recommends nominees for our board and its committees.

•	Corporate Governance – Reviews and recommends to our board, or independently takes, action on various corporate governance issues.

•
Complaints – Receives and responds to certain complaints raised by our employees, and not otherwise addressed by our Audit Committee, regarding alleged illegal acts or behavior-related conduct by our board members in violation of our Ethics Code.

•	Supervision – Supervises our chief financial officer in the context of our Ethics Code.

•	Other – Carries out other assignments as designated by our board.

In addition to setting forth the purpose of the committee, as previously outlined, the Nominating and Corporate Governance Committee Charter establishes committee membership qualifications, terms, definition of Independent Director (same as that described in the previous discussion of our Audit Committee), and operating principles. In the context of its corporate governance responsibilities, our committee is to develop and recommend to our board, from time to time, a set of corporate governance principles applicable to us, and to review and recommend changes, if any, to our Ethics Code.

Under its charter, the Nominating and Corporate Governance Committee is to review on an annual basis our board's committee structure and recommend changes, if any, to it, establish criteria and processes for, and lead our board and each of its committees in, its annual performance self-evaluation.  The committee is also to work with the chair of our Compensation Committee on issues of management objectives, evaluation of our chief executive officer, and management development and succession.

Our Nominating and Corporate Governance Committee met two times during 2008.

Board, Committee Attendance.  Our board held eight meetings during 2008.  All incumbent directors, as disclosed in this Proxy Statement, attended 75% or more of the meetings of our board and of committees of the board for which they individually were seated as directors.

Meetings of Independent Directors.  The Independent Directors seek to meet at least two times per year.  The Independent Director meetings are held without any of our management directors or employees present.  The presiding director at this meeting is the Chairman of the Board.  During 2008, the Independent Directors met three times.

Director Independence

Mr. Brett, our Chairman of the Board, while in that capacity an officer under our Bylaws and responsible for the conduct of our board meetings and shareholder meetings when present, is considered by our board to have no greater influence on our affairs or authority to act on behalf of us than any of the non-executive directors on our board.

Our board believes each of its members satisfies the definition of an Independent Director, with the exception of Mr. Duncan who is an officer and employee of the Company.  That is, in the case of all other board members, our board believes each of them is an individual having a relationship which does not interfere with the exercise of independent judgment in carrying out the member's director responsibilities to us.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee is composed of seven members of our board as identified elsewhere in this Proxy Statement.  With the exception of Mr. Kroloff who was appointed to the board and to our Compensation Committee in February 2009, all of these members served on the committee for all of 2008.  See, "Governance of Company:  Board and Committee Meetings – Compensation Committee."  The relationships of them to us are described elsewhere in this Proxy Statement.  See, "Governance of Company:  Directors and Executive Officers"; "Ownership of Company"; and "Certain Transactions."

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis.  Based upon that review and discussion, the Compensation Committee recommended to our board that the Compensation Discussion and Analysis be included in our Annual Report and in this Proxy Statement.

Compensation Committee
Stephen M. Brett, Chair
Jerry A. Edgerton
Scott M. Fisher
William P. Glasgow
Mark W. Kroloff
Stephen R. Mooney
James M. Schneider

Director Compensation

The following table sets forth certain information concerning the cash and non-cash compensation earned by our directors ("Director Compensation Plan"), each for services as a director during the year ended December 31, 2008:

2008 Director Compensation1

Name	Fees Earned or Paid in Cash ($)	Stock Awards[2] ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Stephen M. Brett	40,000	24,509	- - -	- - -	- - -	- - -	64,509
Jerry A. Edgerton[3]	130,623	88,844	- - -	- - -	- - -	25,734	245,201
Scott M. Fisher	40,000	24,509	- - -	- - -	- - -	507	65,016
William P. Glasgow	50,000	24,509	- - -	- - -	- - -	1,523	76,032
Mark W. Kroloff[4]	- - -	- - -	- - -	- - -	- - -	- - -	- - -
Stephen R. Mooney[5]	189,623	88,844	- - -	- - -	- - -	25,734	304,201
James M. Schneider	50,000	24,509	- - -	- - -	- - -	- - -	74,509

[1]	Compensation to Mr. Duncan as a director is described elsewhere in this report. See, "Executive Compensation" and "Compensation Discussion and Analysis."

[2]
Except as noted in the table and as further described below, each director received a grant of awards of 3,330 shares of Company Class A common stock on June 1, 2008.  The value of the shares on the date of grant was $7.36 per share, i.e., the closing price of the stock on Nasdaq on that date and as required in accordance with FAS 123R.

[3]
Includes $90,623 in board fees, $64,335 in Class A common stock and $25,734 in tax reimbursement for prior years' service on our board during which Mr. Edgerton's previous employer did not allow board compensation to accrue to the benefit of an individual serving on the board.

[4]	Mr. Kroloff was appointed to the board in February 2009 and did not receive director compensation for 2008.

[5]
Includes $139,623 in board fees, $64,335 in Class A common stock and $25,734 in tax reimbursement for prior years' service on our board during which Mr. Mooney's previous employer did not allow board compensation to accrue to the benefit of the individual serving on the board.

Our initial Director Compensation Plan was adopted in 2004 by our board to acknowledge and compensate, from time to time, directors on the board for ongoing dedicated service.  During 2008 and up through the Record Date, the plan provided for $40,000 per year (prorated for days served and paid quarterly) plus $10,000 per year for each director serving on our Audit Committee.

During 2008 and up through the Record Date, the stock compensation portion of our Director Compensation Plan consisted of a grant of 3,330 shares to a director for a year of service, or a portion of a year of service.  Grants are made and vest annually under the plan on June 1 of each year.  For 2008, grants of awards were made under our Director Compensation Plan as of June 1, 2008.  As of the Record Date, our

board anticipated that grants of awards of 5,000 shares of Class A common stock to each director would be made under the plan as of June 1, 2009.  Because the shares vest upon award, they are subject to taxation based upon the then fair market value of the vested shares.

Under our Director Compensation Plan, compensation is to be paid only to those directors who are to receive the benefit individually, whether or not they are our employees.

Except for our Director Compensation Plan, during 2008 the directors on our board received no other direct compensation for serving on the board and its committees.  However, they were reimbursed for travel and out-of-pocket expenses incurred in connection with attendance at meetings of our board and its committees.  The director fee structure as described in this section continued otherwise unchanged through the Record Date.

Litigation and Regulatory Matters

We were, as of the Record Date, involved in several administrative and civil action matters primarily related to our telecommunications markets in Alaska and the remaining 49 states and other regulatory matters.  These actions are discussed in our Annual Report.  See, "Annual Report."  However, as of that date, our board was unaware of any legal proceedings in which one or more of our directors, officers, affiliates or owners of record or beneficially of more than 5% of any class of our voting securities, or any associates of the previously listed persons were parties adverse to us or any of our subsidiaries.  Furthermore, as of that date, our board was unaware of any events occurring during the past five years materially adverse to an evaluation of the ability or integrity of any director, person nominated to become a director or executive officer of the Company.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This compensation discussion and analysis ("Compensation Discussion and Analysis") addresses the material elements of our Compensation Program as applied to our chief executive officer, our chief financial officer, and to each of our three other most highly compensated executive officers other than the chief executive officer and chief financial officer who were serving as executive officers as of December 31, 2008.  All five of these officers are identified in the Summary Compensation Table ("Named Executive Officers").  See, "Executive Compensation:  Summary Compensation Table."

Both the Compensation Committee and the Company believe that the compensation paid to the Named Executive Officers under our Compensation Program is fair, reasonable, competitive and consistent with our Compensation Principles.

Principles of the Compensation Program

Our Compensation Program is based upon the following principles ("Compensation Principles"):

•	Compensation is related to performance and must cause alignment of interests of executive officers with the long term interests of our shareholders.

•	Compensation targets must take into consideration competitive market conditions and provide incentives for superior performance by the Company.

•	Actual compensation must take into consideration the Company's and the executive officer's performance over the prior year and the long term, and the Company's resources.

•	Compensation is based upon both qualitative and quantitative factors.

•	Compensation must enable the Company to attract and retain management necessary to cause the Company to succeed.

Process

Compensation Committee and Compensation Consultant Interaction.  Our Compensation Committee reviews annually and recommends to our board for approval the base salary, incentive and other compensation of the chief executive officer.  These reviews are performed and recommendations are made in executive session that excludes all members of management.  Board action on the recommendations is done by vote of our Independent Directors.

Our Compensation Committee further reviews annually and recommends to our board for approval the base salary, incentive and other compensation of our senior executive officers, including the Named Executive Officers.  These reviews are performed and recommendations are made in executive session that excludes all members of management.  The analyses and recommendations of the chief executive officer on these matters as relating to senior executive officers other than the chief executive officer may be considered by our Compensation Committee in its deliberations and recommendations to our board.  Board action on the recommendations is done by vote of our Independent Directors.

Other elements of executive compensation and benefits as described in this section are also reviewed by our Compensation Committee on a regular basis.

In October 2005, our Compensation Committee selected, retained and commenced a process of working with Towers Perrin, an outside compensation consultant ("Compensation Consultant").  The Compensation Consultant reported directly to our Compensation Committee and assisted the committee in evaluating and analyzing the Compensation Program, its principles and objectives, and in evaluating and analyzing the specific compensation element recommendations presented by our chief executive officer.  The Compensation Consultant has, at the request of the Compensation Committee, subsequently reviewed and consulted with the committee in 2007 regarding that initial evaluation in light of changing market conditions and compensation of executive officers of businesses similar to that of the Company.

Discussions on executive compensation and benefits made by the Compensation Committee have been guided by our Compensation Principles.  The elements of compensation as described later in this section are believed by the Compensation Committee to be integral and necessary parts of the Compensation Program.

Our Compensation Committee has concluded that each individual segment of each element of executive compensation continues generally to be consistent with one or more of our Compensation Principles.  Our Compensation Committee has further concluded the amount of compensation provided by the segment is reasonable, primarily based upon a comparison of the compensation amounts and segments we provide when compared to those offered by other similar companies in our industry and in our market.

Our process for determining executive compensation and benefits does not involve a precise and identifiable formula or link between each element and our Compensation Principles.  However, it takes into consideration market practice and information provided by our Compensation Consultant and management.  It is also the result of discussion among our Compensation Committee members and management.  Ultimately it is based upon the judgment of our Compensation Committee.

We chose to include as an alternative in each agreement to allow the Company to elect to pay a portion of the compensation in the form of non-cash items, e.g., options and awards, to limit the immediate cash outlay and at the same time allow us to provide an incentive to the officer to work hard toward the goal of making us successful in our marketplace.  That is, as we prove successful in the marketplace, the investing public should see our publicly traded stock as more valuable, which in turn makes the stock subject to the options or awards held by the officers more valuable when the options are exercised and the stock is issued or the awards vest.

The Compensation Committee will during 2009 perform a review of all elements of our Compensation Program.

In early 2007, base salary and incentive stock targets were compared to amounts offered by a group of similar companies.  The Company's relative financial performance was reviewed in order to determine what a reasonable amount of compensation might be in relation to its peer group.  The compensation peer group is principally made up of the following:

•	Publicly held companies in industries similar to our Company.

•	Companies with which our Company competes for executive talent.

•	Our Company's direct business competitors.

•	Companies that compete with our Company for investment dollars.

The compensation peer group list used in determining the reasonableness of our Compensation Program consisted of 19 companies as follows:

Alaska Communications Systems Group, Inc.	CT Communications, Inc.
FairPoint Communications, Inc.	Equinix, Inc.
Iowa Telecommunications Services, Inc.	Golden Telecom, Inc.
Mediacom Communications Corp.	North Pittsburgh Systems, Inc.
Northrim BanCorp, Inc.	RCN Corp
Cincinnati Bell, Inc.	SureWest Communications
Commonwealth Telephone Enterprises, Inc.	Talk America Holdings, Inc.
Consolidated Communications Holdings, Inc.	Time Warner Telecom, Inc.
Covad Communications Group	XO Holdings, Inc.
Crown Media Holdings, Inc.

The results of this benchmark analysis were size-adjusted to take into consideration differences between the Company's revenue size and that of the peer group companies.  Individual levels of element compensation were generally targeted to be set within a range of between the 50th and 75th percentile, based upon the executive's individual performance in the prior year relative to his or her peers, the executive's future potential, and the scope of the executive's responsibilities and experience.  Input from the individual executives in terms of their expectation and requirements were considered as well.

We believe this method of setting compensation enables the Company to attract and retain individuals who are necessary to lead and manage the Company while enabling the Company to differentiate between executives and performance levels and responsibility.  The comparison to other companies also allowed the Compensation Committee to determine the reasonableness of the balance between long-term incentive and annual compensation.

Based upon the initial information received from its Compensation Consultant, the Compensation Committee determined that, in general, compensation levels for the Company's senior officers were reasonable when compared to officers of companies in our peer group having comparable financial performance.  As a result, the Compensation Committee in early 2008 made de minimis adjustments to the compensation of the Company's senior executive officers, except for option grants to certain of them.

In establishing 2008 base salary and incentive compensation targets, the Compensation Committee, although it did review the information and, except for grants that vested over multiple years, concluded it was not appropriate to take into account payments or compensation earned by executive officers as a result of options or awards granted in prior years.

Other compensation elements as discussed in this section were periodically reviewed to ensure that they continued to remain both competitive and reasonable based upon market survey data obtained from various sources at the time of review.  While such data were typically not customized to the Company, they were used by our Compensation Committee as a guide for overall reasonableness and competitiveness of the benefits.

Elements of Compensation

Overview.  The elements of compensation in our Compensation Program were for 2008 and (except as noted below) are for 2009 as follows:

•	Base Salary.

•	Incentive Compensation Bonus Plan ("Incentive Compensation Plan").

•	Stock Option Plan.

•	Perquisites.

•	Retirement and Welfare Benefits.

There are no compensatory plans or arrangements providing for payments to any of the Named Executive Officers in conjunction with any termination of employment or other working relationship of such an officer with us (including without limitation, resignation, severance, retirement or constructive termination of employment of the officer).  Furthermore, there are no such plans or arrangements providing for payments to any of the Named Executive Officers in conjunction with a change of control of us or a change in such an officer's responsibilities to us.

Base Salary.  Effective January 1, 2008, based upon the process previously described in this section, the base salaries reported in the Summary Compensation Table (see, "Executive Compensation:  Summary Compensation Table") were approved by the Compensation Committee.

Mr. Duncan's base salary reflects cash compensation of $600,000 per year until adjusted by the Compensation Committee.  Mr. Duncan's duties remained unchanged during 2008.

Mr. Hughes' base salary reflects cash compensation of $200,000 per year, $225,000 credited to his Deferred Compensation Arrangement account with us, and amortization of the prepaid portion of a retention agreement with him in the amount of $37,500.  Mr. Hughes' compensation is subject to change by the Compensation Committee, and his duties remain unchanged during 2008.

Mr. Lowber's base salary reflects cash compensation of $260,000 and $65,000 credited to his Deferred Compensation Arrangement account with us.  Mr. Lowber's compensation is subject to change by the Compensation Committee, and his duties have remained unchanged during 2008.

Mr. Behnke's base salary reflects cash compensation of $250,000.  Mr. Behnke's compensation is subject to change by the Compensation Committee, and his duties have remained unchanged during 2008.

Mr. Chapados' base salary reflects cash compensation of $240,000.  He did not participate in a Deferred Compensation Arrangement with us in 2008.  Mr. Chapados' compensation is subject to change by the Compensation Committee, and his duties have remained unchanged during 2008.

Incentive Compensation Plan.  A portion of the Company's compensation to each Named Executive Officer relates to, and is contingent upon, the officer's performance and our financial performance and resources.  This portion of compensation took the form of incentive bonus agreements with each of the Named Executive Officers pursuant to our Incentive Compensation Plan.

In early 2008, our Compensation Committee, using as a guide the Compensation Principles, established compensation levels for 2008 for all senior corporate officers, including the Named Executive Officers.  The specific level for a given officer and related terms for the program and the Incentive Compensation Plan were set forth in agreements between the Company and each officer.  Targeted incentive compensation amounts were established at $350,000 for Mr. Duncan and $100,000 for each of Messrs. Behnke, Hughes and Lowber.  Mr. Chapados' incentive compensation was in the form of a stock option agreement with a targeted vesting of 20,000 shares per year.  However, the Company adjusted the amount to 40,000 shares vested for 2008.   During June 2008, the Incentive Compensation Plan for Mr. Chapados was adjusted to provide an additional cash target of $100,000.

The specific form and targeted amount of incentive compensation for a Named Executive Officer once adopted by the Compensation Committee as a part of the Compensation Program, was submitted to the board for approval.  Thereafter, these matters were informally reviewed with the employee by our Chief Executive Officer.

The payout opportunities for our senior executive officers, including our Named Executive Officers, are for each officer based upon subjective levels of achievement by the individual officer and are heavily influenced by the financial performance of the Company against its current year business plan.  In general, if the plan is met and the individual performed as expected, the targeted amount of incentive compensation would be paid.  From time to time, a special award may be made to an individual following an effort resulting in a significant benefit to the Company.  Should the Company’s financial performance materially exceed its business plan, the Compensation Committee would take that into consideration in possibly increasing the amount of the bonus awarded for that year.  In the event an incentive goal is not met, the Compensation Committee may decrease the corresponding bonus.

The Company has no specific policies for allocating between long-term and currently paid out compensation.  The Compensation Committee attempts to strike an appropriate balance between available resources, the desires of the applicable employee, and a determination of reasonableness based upon an awareness of the competitive environment.  This desire for balance also extends to the allocation between cash and non-cash compensation and among different forms of non-cash compensation.  The Company has no specific policy in the context of long-term compensation for the basis for allocating compensation to each different form of award but strives to encourage management at an appropriate cost to the Company to focus on the long-term performance of the Company in order that management share in the Company’s success as well as participate in any downturns.

 Compensation levels may be adjusted by the Compensation Committee based upon a number of factors including available Company resources, financial performance of the Company, an evaluation of the competitive marketplace, and the requirements of its key employees.  Accounting and income tax treatments of compensation are considered by the Compensation Committee with the primary focus on ascertaining that taxable income to the recipients is deductible by the Company and the accounting treatment is consistent with the requirements of current accounting literature.

The Company has no requirements with respect to security ownership by its officers or directors, and it has no policies regarding hedging the economic risk of ownership of Company equity.  Executive officers are invited to provide their input with respect to their compensation to the Compensation Committee primarily through our Chief Executive Officer.

A Named Executive Officer participating in the Compensation Program could, under terms of the corresponding Incentive Compensation Plan agreement with us and pursuant to our Deferred Compensation Plan, elect to defer a significant portion of that compensation.  In this instance, the Named Executive Officer becomes our unsecured creditor.  See, "Nonqualified Deferred Compensation."

During 2008, all of our Named Executive Officers participated in the Incentive Compensation Plan.  Our Compensation Committee determined that the performance requirements of the Incentive Compensation Plan had been exceeded during 2008 and authorized payments pursuant to the plan and determined that, but for Mr. Chapados, they would be made entirely in cash.  The committee authorized payments of $750,000 to Mr. Duncan and $200,000 to each of Messrs. Behnke, Chapados, Hughes and Lowber.  Mr. Chapados' incentive stock option agreement was vested in the amount of 40,000 shares of our Class A common stock.

Stock Option Plan.  Options and awards, if granted to the Named Executive Officers, were granted pursuant to terms of our Stock Option Plan.  In particular, the exercise price for options in each instance was identified as an amount within the trading range for our Class A common stock on Nasdaq on the day of the grant of the option.  Options, if granted, were granted contemporaneously with the approval of the Compensation Committee, typically early in the year in question or late the previous year as described above.  See within this section, "– Elements of Compensation – Incentive Compensation Plan."  For further description of the Stock Option Plan, see "Matters To Be Voted Upon:  Plan Amendments."

Perquisites.  The Company provides certain perquisites to its Named Executive Officers.  The Compensation Committee believes these perquisites are reasonable and appropriate and consistent with our awareness of perquisites offered by similar publicly traded companies.  The perquisites assist in attracting and retaining the Named Executive Officers and, in the case of certain perquisites, promote health, safety and efficiency of our Named Executive Officers.  These perquisites are as follows:

•
Use of Company Leased Aircraft – The Company permits employees, including the Named Executive Officers, to use Company aircraft for personal travel for themselves and their guests.  Such travel is limited to a space available basis on flights that are otherwise business-related.  When employees, including the Named Executive Officers, use Company aircraft for such travel they are attributed with taxable income in accordance with IRS regulations.  The Company does not "gross up" or reimburse employees for taxes they owe on such attributed income.  Messrs. Behnke, Duncan and Hughes have made use of the aircraft for personal travel, the value of which is included in the Summary Compensation Table.  See, "Executive Compensation:  Summary Compensation Table."

•
Enhanced Long Term Disability Benefit – The Company provides the Named Executive Officers and other senior executive officers of the Company with an enhanced long term disability benefit.  This benefit provides a supplemental replacement income benefit of 60% of average monthly compensation capped at $10,000 per month.  The normal replacement income benefit applying to other of our employees is capped at $5,000 per month.

•
Enhanced Short Term Disability Benefit  – The Company provides the Named Executive Officers and other senior executive officers of the Company with an enhanced short term disability benefit.  This benefit provides a supplemental replacement income benefit of 66 2/3% of average monthly compensation, capped at $2,300 per week.  The normal replacement income benefit applying to other of our employees is capped at $1,150 per week.

•
Miscellaneous – Aside from benefits offered to its employees generally, the Company provided miscellaneous other benefits to its Named Executive Officers including the following (see, "Executive Compensation:  Summary Compensation Table – Components of 'All Other Compensation'"):

o
Success Sharing – An incentive program offered to all of our employees that shares 15% of the excess earnings before interest, taxes, depreciation, amortization and share based compensation expense over the highest previous year ("Success Sharing").

o
Tax Reimbursement – Provided to Mr. Duncan, as one of our directors, on restricted stock awards granted to him under our Director Compensation Plan during 2006 and provided to other employees and senior executive officers, including the Named Executive Officers, from time to time, on $100 longevity stock awards.

o	Board Fees – Provided to Mr. Duncan as one of our directors.

Retirement and Welfare Benefits – Stock Purchase Plan.  Named Executive Officers may, along with our employees generally, participate in our Stock Purchase Plan, i.e., our Qualified Employee Stock Purchase Plan, in which we may provide matching contributions in accordance with the terms of the plan.

We initially adopted our qualified employee stock purchase plan effective in January 1987.  It has been subsequently amended from time to time and presently is our Stock Purchase Plan.  The plan is qualified under Section 401 of the Internal Revenue Code.  All of our employees (excluding employees subject to a collective bargaining agreement) who have completed at least one year of service are eligible to participate in the plan.  Eligible employees may elect to reduce their taxable compensation up to 12% of such compensation for employees (those highly compensated earning more than $105,000 within the prior year) and up to 50% of such compensation for all others, both up to a maximum per employee of $16,500 for 2009.  Employees may contribute up to an additional 10% of their compensation with after-tax dollars.  Participants over the age of 50 may make additional elective deferral contributions to their accounts in the plan of up to $5,500 for 2009.

Subject to certain limitations, we may make matching contributions to the Stock Purchase Plan for the benefit of employees.  Matching contributions will vest in accordance with a six-year schedule if the employee completes at least 1,000 hours of service in each year.  Such a contribution will vest in increments over the first six years of employment.  Thereafter, they are fully vested when made.

Except for additional elective contributions made by participants over age 50, the combination of pre-tax elective contributions, after-tax contributions and our matching contributions for any employee cannot exceed $49,000 for 2009.

Under the terms of the Stock Purchase Plan, participating eligible employees may direct their contributions to be invested in common stock of the Company and shares of various identified mutual funds.

The Stock Purchase Plan is administered through a plan administrator (currently Mr. Lowber, our Senior Vice President and Chief Financial Officer) and our Plan Committee.  The plan administrator and members of the Plan Committee are all our employees.  The Plan Committee has broad administrative discretion under the terms of the plan.

As of March 31, 2009, there remained 726,587 shares of Class A and 463,989 shares of Class B common stock allocated to the Stock Purchase Plan and available for issuance by us or otherwise acquisition by the plan for the benefit of participants in the plan.

– Deferred Compensation Program.  The Company provides to certain of our employees, including our executive officers and Named Executive Officers, opportunities to defer certain compensation under our nonqualified, unfunded, deferred compensation plan ("Deferred Compensation Plan").  In addition, we offer to our executive officers and to certain of our Named Executive Officers nonqualified, deferred compensation arrangements more specifically fashioned to the needs of the officer and us ("Deferred Compensation Arrangements").  Together, the Deferred Compensation Plan and Deferred Compensation Arrangements constitute our Deferred Compensation Program and is part of our Compensation Program.  During 2008, three of our officers participated in the Deferred Compensation Plan.  Furthermore, during 2008 and up and through the Record Date, six of our officers (including four of the Named Executive Officers) participated in Deferred Compensation Arrangements.

The Deferred Compensation Program enables these individuals to defer compensation in excess of limits that apply to qualified plans, like our Stock Purchase Plan, and to pursue other income tax goals which they set for themselves.  The Deferred Compensation Program is described in more detail elsewhere in this Proxy Statement.  See, "Nonqualified Deferred Compensation."

Based upon its review of our Deferred Compensation Program, our Compensation Committee concluded that the benefits provided under the program are both reasonable and an important tool in attracting and retaining executive officers, including the Named Executive Officers as well as other employees eligible to participate in the Stock Purchase Plan.

– Welfare Benefits.  With the exception of the enhanced long term and short term disability benefits described previously, the Company provided to the Named Executive Officers the same health and welfare benefits provided generally to all other employees of the Company at the same general premium rates as charged to those employees.  The cost of the health and welfare programs is subsidized by the Company for all eligible employees including the Named Executive Officers.

Contemplated Shift in Compensation Structure.  As of the Record Date, the Company was contemplating a shift in compensation structure to establish a defined mix of base compensation, annual cash incentive compensation and long term incentive compensation for senior officers and managerial level employees within the Company.  Both the annual cash incentive compensation and the long term equity compensation would be awarded following each year end based upon performance measured against defined targets.

In the past, the Company has used the Stock Option Plan to motivate our employees with compensation that is tied to the Company's stock performance.  However, many employees do not recognize the tangible benefits of holding stock options.  The Black-Sholes Model, although elegant and deterministic, is at its core very complex.  A much simpler calculation that is often used by employees is to multiply the number of options by the amount that the options are in the money to calculate the current "value" of those options.  Unfortunately, this simpler calculation effectively ignores the remaining term of the option and drastically reduces its value in motivating and retaining option holders.

In the future, we expect to use restricted stock in place of options for all but the most senior executives.  That is, for all but the most senior officers (senior vice presidents and business line managers), the long term equity component would possibly be paid in grant stock vesting anywhere from one- to five- years in the future.  In concert with this contemplated shift in compensation structure, our board has adopted the
Plan Amendment.  We hope to implement the full shift in compensation structure by summer of this year.  See, "Matters To Be Voted Upon:  Plan Amendment."

Performance Rewarded

Our Compensation Program is, in large part, designed to reward individual performance.  What constitutes performance varies from officer to officer, depending upon the nature of the officer's responsibilities.  Consistent with the Compensation Program, the Company identified key business drivers and established defined targets related to those drivers for each Named Executive Officer.  The targets were regularly reviewed by management, from time to time, and provided an immediate and clear picture of performance and enabled management to respond quickly to both potential problems as well as potential opportunities.

The Compensation Program also was used to establish and track corresponding applicable targets for individual management employees.  At year end, the results from this program were factored in determining the level of payout for the personal performance portion of the annual incentive for Named Executive Officers.

In 2008, the Compensation Program was used in development of each Named Executive Officer's individual performance goals and established incentive compensation targets.  The Compensation Committee evaluated the performance of each of the executive officers and the financial performance of the Company and awarded incentive compensation as described above.

Timing of Equity Awards

Director Compensation Plan.  As a part of the Director Compensation Plan, we grant awards of our common stock to board members, including those persons who may be also serving as one or more of our executive officers.  Mr. Duncan, a board member and Named Executive Officer, has been granted such awards in the past.  These awards are made annually in June of each year in accordance with the terms of the Director Compensation Plan.  The awards are made through our Stock Option Plan.  See within this section, "– Elements of Compensation – Stock Option Plan."

Incentive Compensation Plan.  As a part of our Compensation Program, from time to time, we grant stock options in our Class A common stock to our executive officers, including the Named Executive Officers.  In particular, stock options are granted in conjunction with the agreements that we enter into with Named Executive Officers pursuant to our Incentive Compensation Program.  The grants of such options are typically made early in the year at the time each agreement is entered into with the corresponding executive officer.  All such options are granted through the Stock Option Plan.  See within this section, "– Elements of Compensation – Incentive Compensation Plan" and "– Elements of Compensation – Stock Option Plan."

Stock Option Plan.  As a part of our Compensation Program, from time to time, we grant stock options in our Class A common stock to our executive officers, including the Named Executive Officers, and to certain of our advisors.  In the case of an executive officer, these options may be granted regardless of whether there is in place an agreement entered into with the officer under our Incentive Compensation Plan.  In the case of a new hire and where we choose to grant options or awards, the grant may be done at the time of hire.  Under the Stock Option Plan, the Compensation Committee may set the exercise price for our Class A common stock at not less than its fair market value.  That value is presently determined on Nasdaq.  In all cases, regardless of the identity of the grantee, the timing, amount and other terms of the grant of options under our Stock Option Plan are determined in the sole discretion of our Compensation Committee.  See within this section, "– Elements of Compensation – Stock Option Plan."

In the event an executive level employee is hired or promoted during a year, that employee may be eligible to receive an equity option under the plans previously described in this section.  Grants of options in this context may be made at the recommendation of management and only with action of the Compensation Committee.

Grant Policy, Past Practice.  In 2007, the Compensation Committee implemented a new granting procedure with the anticipation of simplifying, streamlining and reducing uncertainty as to the timing and pricing of stock option grants on a prospective basis.  Under the policy, potential stock option grants were accumulated until the last day of each of the following months:  March, June, September and December.  During the first meeting following the end of the applicable month, the potential grants were reviewed and approved by the Compensation Committee.  All approved grants were granted effective the date they were approved by the committee and were priced at an amount not less than the market value at the close of trading on that date.  The terms of the award were then communicated immediately to the recipient.  During 2008, the policy was amended such that awards are accumulated and granted without regard to any particular calendar quarter.

The Company does not, and has not in the past, timed its release of material nonpublic information for purposes of affecting the value of equity compensation.

Tax and Accounting Treatment of Executive Compensation

In determining the amount and form of compensation granted to executive officers, including the Named Executive Officers, the Company takes into consideration both tax treatment and accounting treatment of the compensation.  Tax and accounting treatment for various forms of compensation is subject to changes in, and changing interpretations of, applicable laws, regulations, rulings and other factors not within the
Company's control.  As a result, tax and accounting treatment is only one of several factors that the Company takes into account in designing the previously described elements of compensation.

EXECUTIVE COMPENSATION

Summary Compensation Table

As of the Record Date, the Company did not have employment agreements with any of the Named Executive Officers.  The following table summarizes total compensation paid or earned by each Named Executive Officer for fiscal years 2008, 2007 and 2006.  The process followed by the Compensation Committee in establishing total compensation for each Named Executive Officer as set forth in the table is described elsewhere in this Proxy Statement.  See, "Compensation Discussion and Analysis."

Summary Compensation Table

Name and Principal Position	Year	Salary[1] ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) [2]	Total ($)
Ronald A. Duncan[3] President and Chief Executive Officer	2008 2007 2006	600,000 585,208 345,000	750,000 100,000 900,000	1,101,263 596,132 43,656	237,258 325,968 308,713	- - - - - - - - -	75,143 90,800 96,324	2,763,664 1,698,108 1,693,693
G. Wilson Hughes Executive Vice President and General Manager	2008 2007 2006	462,500[4] 462,500[4] 461,459[4]	203,000 77,000 65,500	- - - - - - 100	659,545 308,470 230,219	7,556 10,516 21,471	24,806 21,801 31,833	1,357,407 880,287 810,582
John M. Lowber Senior Vice President, Chief Financial Officer and Secretary/ Treasurer	2008 2007 2006	325,000 323,919 296,888	203,000 76,000 65,500	- - - - - - - - -	426,357 284,915 321,147	646 633 - - -	24,268 22,500 30,524	979,271 707,967 714,059
William C. Behnke Senior Vice President – Strategic Initiatives	2008 2007 2006	250,000 248,959 225,000	202,000 125,000 94,000	- - - - - - - - -	482,687 272,323 180,343	- - - - - - - - -	30,824 18,750 724	965,511 665,032 500,067
Gregory F. Chapados Senior Vice President – Federal Affairs & Business Development	2008 2007 2006	240,000 239,333 121,621	204,000 53,000 - - -	- - - - - - - - -	926,443 519,871 280,364	- - - - - - - - -	43,771 62,000 29,589	1,414,214 874,204 431,574

[1]	For 2006 through 2008, salary includes deferred compensation of $225,000 and $65,000 for Messrs. Hughes and Lowber, respectively.

2           See, "Components of 'All Other Compensation'" table displayed below for more detail.

[3]
In 2006, Mr. Duncan received $107,119 in compensation relating to his service on our board including $46,000 in board fees, $43,656 in stock awards, and $17,463 in tax reimbursements on those stock awards.  In 2007, Mr. Duncan received $84,422 in compensation relating to his service on our board including $40,000 in board fees and $44,422 in stock awards.  In 2008, Mr. Duncan received $64,509 in compensation relating to his service on our board including $40,000 in board fees and $24,509 in stock awards.

[4]	For 2006 through 2008, includes $37,500 for Mr. Hughes representing the amount vested during 2006 through 2008 pursuant to prepaid retention agreements.

The amounts reported under the "All Other Compensation" column are comprised of the following:

Components of "All Other Compensation"

Name and Principal Position	Year	Stock Purchase Plan[1] ($)	Board Fees ($)	Success Sharing[2] ($)	Tax Reimbursement on Stock Awards[3] ($)	Use of Company Leased Aircraft[4] ($)	Miscell-aneous[5] ($)	Total ($)
Ronald A. Duncan	2008 2007 2006	23,000 22,500 22,000	40,000 40,000 46,000	- - - - - - - - -	- - - - - - 17,463	12,143 28,300 10,861	- - - - - - - - -	75,143 90,800 96,324
G. Wilson Hughes	2008 2007 2006	23,000 21,801 22,000	- - - - - - - - -	1,268 - - - 579	- - - - - - 27	538 - - - - - -	- - - - - - 9,227	24,806 21,801 31,833
John M. Lowber	2008 2007 2006	23,000 22,500 22,000	- - - - - - - - -	1,268 - - - 579	- - - - - - - - -	- - - - - - - - -	- - - - - - 7,945	24,268 22,500 30,524
William C. Behnke	2008 2007 2006	21,646 18,750 - - -	- - - - - - - - -	1,268 - - - 724	- - - - - - - - -	7,910 - - - - - -	- - - - - - - - -	30,824 18,750 724
Gregory F. Chapados	2008 2007 2006	21,670 12,000 - - -	- - - - - - - - -	1,268 - - - 422	- - - - - - - - -	- - - - - - - - -	20,833 50,000 29,167	43,771 62,000 29,589

[1]
Amounts are contributions by us matching each employee's contribution.  Matching contributions by us under the Stock Purchase Plan are available to each of our full time employees with over one year of service.  During 2008, the match was based upon the lesser of $23,000 ($22,500 for 2007 and $22,000 for 2006), 10% of the employee's salary and the total of the employee's pre-tax and post-tax contributions to the plan.  See, "Compensation Discussion and Analysis:  Elements of Compensation – Retirement and Welfare Benefits – Stock Purchase Plan."

[2]	The highest year on which the Success Sharing was based was 2008. See, "Compensation Discussion and Analysis: Elements of Compensation – Perquisites."

[3]
Mr. Duncan's reimbursement relates to stock awards received for services on our board.  Mr. Hughes' reimbursements relate to his receipt of awards of $100 in our stock for longevity of service under a program open to all of our employees.

[4]	Use of Company aircraft is based upon standard industrial fare levels.

[5]
Includes, for Mr. Hughes, an event (for 2006, valued at $9,227) hosted by him outside of Alaska for a gathering of a group of Company executives to celebrate the achievement of a specific corporate performance target.  Includes, for Mr. Lowber, forgiveness (for 2006, valued at $7,945) of interest on a loan.  Includes for Mr. Chapados vesting of a $100,000 signing bonus received in 2006.  See, "Certain Transactions:  Transactions with Related Persons" and "Compensation Discussion and Analysis:  Elements of Compensation – Perquisites."

Grant of Plan-Based Awards Table

The following table displays specific information on grants of options and awards under our Compensation Program and, in addition, in the case of Mr. Duncan, our Director Compensation Plan, made to Named Executive Officers during 2008.  We had no non-equity payouts during that year, and under our present Compensation Program we did not as of the Record Date contemplate having any such payouts for any of the Named Executive Officers pertaining to that year.

Grants of Plan-Based Awards

Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards[1] ($)
		Threshold (#)	Target (#)	Maximum (#)	(#)	(#)
Ronald A. Duncan	6/01/08	- - -	- - -	- - -	3,330[2]	- - -	- - -	24,509
G. Wilson Hughes	1/09/08	- - -	- - -	- - -	- - -	100,000	7.95	438,680
John M. Lowber	- - -	- - -	- - -	- - -	- - -	- - -	- - -	- - -
William C. Behnke	1/09/08	- - -	- - -	- - -	- - -	100,000	7.95	438,680
Gregory F. Chapados	1/09/08	- - -	- - -	- - -	- - -	100,000	7.95	438,680

[1]	Determined as the closing price of the stock on Nasdaq on the date of grant and as required by FAS 123R.

[2]	Mr. Duncan's stock award was granted pursuant to the terms of our Director Compensation Plan. See, "Governance of Company: Director Compensation."

Outstanding Equity Awards at Fiscal Year-End Table

The following table displays specific information on unexercised options, stock that has not vested and equity incentive plan awards for each of the Named Executive Officers and outstanding as of December 31, 2008.  Vesting of these options and awards varies for the Named Executive Officers as described in the footnotes to the table.

Outstanding Equity Awards at Fiscal Year-End

Name	Option Awards[1]				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Ronald A. Duncan	- - - 150,000 250,000[3] 150,000[4]	- - - - - - - - - - - -	- - - 6.50 8.40[3] 7.25[4]	- - - 3/14/10 6/24/14[3] 2/08/12[4]	225,000[2] - - - - - - - - -	1,820,250[2] - - - - - - - - -	- - - - - - - - - - - -	- - - - - - - - - - - -
G. Wilson Hughes	- - - 200,000[4] 200,000 50,000[6] - - -	- - - - - - - - - 100,000[6] 100,000[7]	- - - 7.25 6.50 12.99[6] 7.95[7]	- - - 2/08/12 3/14/10 6/25/17[6] 1/09/18[7]	- - - - - - - - - - - - - - -	- - - - - - - - - - - - - - -	50,000[5] - - - - - - - - - - - -	437,500[5] - - - - - - - - - - - -
John M. Lowber	100,000[3] 200,000 30,000[8] 150,000	- - - - - - 170,000[8] - - -	8.40[3] 7.25 12.99[8] 6.50	6/24/14[3] 2/08/12 6/25/17[8] 3/14/10	- - - - - - - - - - - -	- - - - - - - - - - - -	- - - - - - - - - - - -	- - - - - - - - - - - -
William C. Behnke	208,325[9] - - - - - -	41,675[9] 100,000[10] 100,000[11]	7.25[9] 12.99[10] 7.95[11]	2/08/12[8] 6/25/17[9] 1/09/18[11]	- - - - - - - - -	- - - - - - - - -	- - - - - - - - -	- - - - - - - - -
Gregory F. Chapados	- - - 80,000 82,000[12] 30,000 - - -	- - - 120,000 68,000[12] - - - 100,000[7]	- - - 13.11 13.11[12] 6.00 7.95	- - - 6/01/16 6/01/16[12] 2/01/13 1/09/18[7]	- - - - - - - - - - - - - - -	- - - - - - - - - - - - - - -	15,000[5] - - - - - - - - - - - -	131,250[5] - - - - - - - - - - - -

1	Stock option awards generally vest over five years and expire ten years from grant date, except as noted in the footnotes below.

2	Stock Award vests 75,000 shares each on February 19 of 2009, 2010 and 2011.

3	Options vest 20% per year, and the first vesting date occurred on December 4, 2004.

4	All options vested on February 8, 2007.

5	Stock awards fully vest on April 1, 2010 subject to our adjusted EBITDA reaching $210 million in 2009. Awards will vest at 20% for $202 million and ratably thereafter to 100% for $210 million.

6	Options vest 33.3% on each of February 19, 2008, 2009 and 2011.

7	Options vest 50% on each of December 31, 2010 and 2011, respectively.

8	Options vest 15%, 20%, 20%, 20% and 25% on February 19 of 2008, 2009, 2010, 2011 and 2012, respectively.

9	Options vest 16.7% each year from February 8, 2004 through February 8, 2009.

10	Options vest 33.3% on February 19 of 2009, 2010 and 2011.

11	Options vest 25% on December 31, 2010 and 75% on December 31, 2011.

12
Options vest 27,000 shares on January 1, 2007 and 15,000, 40,000, 20,000, 20,000, 20,000 and 8,000 shares on December 31, 2007, 2008, 2009, 2010, 2011 and 2012, respectively, subject to adjustments based upon performance.

Option Exercises and Stock Vested Table

The following table displays specific information on each exercise of stock options, stock appreciation rights, and similar instruments, and each vesting of stock, including restricted stock, restricted stock units and similar instruments on an aggregate basis, for each of the Named Executive Officers during 2008.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized On Vesting ($)
Ronald A. Duncan[1]	- - - - - -	- - - - - -	3,330[1] 75,000	24,309[1] 470,250
G. Wilson Hughes	- - -	- - -	- - -	- - -
John M. Lowber	- - -	- - -	- - -	- - -
William C. Behnke	5,425	20,941	- - -	- - -
Gregory F. Chapados	- - -	- - -	- - -	- - -

[1]	Mr. Duncan's stock awards relate to his service as one of our directors.

Potential Payments upon Termination or Change-in-Control

Except as described in this Proxy Statement, as of the end of 2008 and the Record Date, there were no compensatory plans or arrangements providing for payments to any of the Named Executive Officers in conjunction with any termination of employment or other working relationship of such an officer with us (including without limitation, resignation, severance, retirement or constructive termination of employment of the officer).  Furthermore, there were, as of that date, no such plans or arrangements providing for payments to any of the Named Executive Officers in conjunction with a change of control of us or a change in such an officer's responsibilities to us.

NONQUALIFIED DEFERRED COMPENSATION

Deferred Compensation Plan

We established our Deferred Compensation Plan in 1995 to provide a means by which certain of our employees may elect to defer receipt of designated percentages or amounts of their compensation and to provide a means for certain other deferrals of compensation.  Employees eligible to participate in our Deferred Compensation Plan are determined by our board.  We may, at our discretion, contribute matching deferrals in amounts as we select.

Participants immediately vest in all elective deferrals and all income and gain attributable to that participation.  Matching contributions and all income and gain attributable to them vest on a case-by-case basis as determined by us.  Participants may elect to be paid in either a single lump-sum payment or annual installments over a period not to exceed ten years.  Vested balances are payable upon termination of employment, unforeseen emergencies, death or total disability of the participant, or change of control of us or our insolvency.  Participants become our general unsecured creditors with respect to deferred compensation benefits of our Deferred Compensation Plan.

None of our Named Executive Officers participated in our Deferred Compensation Plan during 2008 and up through the Record Date.

Deferred Compensation Arrangements

We have, from time to time, entered into Deferred Compensation Arrangements with certain of our executive officers, including several of the Named Executive Officers.  The status of these arrangements during 2008 is summarized for each of our Named Executive Officers in the following table and further descriptions of them are provided following the table.

Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY ($)	Registrant Contribution in Last FY ($)	Aggregate Earnings (Loss) in Last FY1 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FY ($)
Ronald A. Duncan	- - -	- - -	(128,918)	- - -	1,580,228
G. Wilson Hughes	125,000	100,000	(84,118)	- - -	2,712,253
John M. Lowber[2]	65,000	90,538	88,812	(400,000)	1,087,384
William C. Behnke	- - -	- - -	(8,097)	- - -	99,248
Gregory F. Chapados	- - -	- - -	- - -	- - -	- - -

[1]	Includes earnings of $7,556 for Mr. Hughes and $646 for Mr. Lowber that is reported in the Summary Compensation Table.

[2]	Includes $90,538 in Company contributions, $13,894 in aggregate earnings and a year end balance of $194,845 which vests 100% on December 31, 2010 pursuant to a retention agreement.

           Mr. Duncan's Deferred Compensation Arrangement with us is comprised of 195,331 shares of our Class A common stock.  The earnings on his account for 2008 relate to the decrease in the price of the stock from $8.75 per share on December 31, 2007 to $8.09 per share on December 31, 2008.  In December 2008, Mr. Duncan's Deferred Compensation Arrangement was amended such that payment would be made in cash on February 6, 2009 rather than shares.  The amount of the cash payment was fixed based upon the value of the stock on an election date specified by Mr. Duncan.  Mr. Duncan made that election, and his Deferred Compensation Arrangement was paid out in cash in February 2009.

Mr. Hughes' Deferred Compensation Arrangement with us consists of three components, i.e., consideration for agreeing to continue his employment by us in the past, a salary deferral plan, and consideration for agreeing to continue his employment by us in the future.  In consideration for agreeing to continue his employment during 2003 and 2004, he was granted deferred compensation in the amount of $275,000 which accrues interest at the rate of 3% per year.  This arrangement also allows Mr. Hughes' personal use of, and a first right of refusal to purchase, property which we own on Lake Nerka in western Alaska for two weeks per year until the earlier of December 31, 2034 or the election by him to receive payment of his deferred compensation.  As of December 31, 2008 and under this agreement, there was accrued $332,750, of which $8,250 had accrued during 2008.  In exchange for immediate payment of the amounts accrued, the agreement was amended in December 2008 to eliminate the first right of refusal to purchase the property and to terminate the agreement upon the earliest of December 31, 2034, Mr. Hughes' death or sale of the property by the Company.  The amounts accrued under the Deferred Compensation Arrangement were paid out in January 2009.  During 2008 and up through the Record Date, no unreimbursed personal use of the property was made by Mr. Hughes or by the other Named Executive Officers.

Mr. Hughes' salary Deferred Compensation Arrangement with us earns interest at the rate of 10% per year based upon the balance at the beginning of the year plus new salary deferrals during the year.  As of December 31, 2008 and under this plan, there were accrued $1,989,503, of which $125,000 in salary were deferred and $21,050 in interest were accrued during 2008.  In November 2007 at the request of Mr. Hughes, the Company used $1,998,467 of Mr. Hughes' deferred compensation account to acquire 217,300 shares of Company Class A common stock.  Accordingly, a portion of Mr. Hughes' deferred compensation account was denominated in 217,300 shares of Company Class A common stock at year-end.  In consideration for agreeing to continue his employment from January 1, 2006 through December 31, 2009 and under a separate Deferred Compensation Arrangement with us, Mr. Hughes received a payment of $150,000 and was granted deferred compensation of $400,000 with interest at 7.5% per year.  Under this Deferred Compensation Arrangement, the deferred portion of the compensation vests at the rate of $100,000 per year.  As of December 31, 2008 and under this plan, there were accrued $390,000, of which $100,000 were vested for 2008 service and $30,000 were accrued for 2008 interest.

Mr. Hughes' Deferred Compensation Arrangement provides that after five years employment, or at termination, he is entitled to receive the full amount owed in a lump sum, or in monthly installments paid over a ten-year period.

Mr. Lowber's Deferred Compensation Arrangement with us consists of deferred salary which earns interest on the amounts deferred at 9% per year.  As of December 31, 2008 and under this plan, there were accrued $892,539, of which $139,988 had accrued and $400,000 had been paid out during 2008.  Effective January 1, 2007 the Company agreed to enter into a retention agreement with Mr. Lowber.  In exchange for his commitment to remain in the employ of the Company through the end of 2010, the Company agreed to establish a deferred compensation account in the amount of $350,000 that is to vest on December 31, 2010.  The account was credited with $70,000 effective February 19, 2007 and $70,000 effective on each of December 31, 2007 and 2008.  Thereafter, it will be credited $70,000 annually on December 31 of 2009 and 2010.  The account is to accrue interest at the rate of 7.25% per annum, compounding annually.

Mr. Behnke's Deferred Compensation Arrangement with us consists of deferred compensation denominated in the form of 12,268 shares of Company Class A common stock in which he is fully vested.  In addition, Mr. Behnke may defer additional amounts of compensation that may be invested in up to an additional 11,518 shares of Company Class A common stock at a price of $7.78125 per share.  Mr. Behnke received all of his shares in January 2009.

Mr. Chapados did not participate in a Deferred Compensation Arrangement with us during 2008.

CODE OF BUSINESS CONDUCT AND ETHICS

Our Ethics Code, i.e., our Code of Business Conduct and Ethics, was adopted by our board in 2003.  It applies to all of our officers, directors and employees.  The Ethics Code takes as its basis a set of business principles adopted by our board several years ago.  It also builds upon the basic requirements for a code of ethics as required by federal securities law and rules adopted by the SEC.

Through our Ethics Code, we reaffirm our course of business conduct and ethics as based upon key values and characteristics and through adherence to a clear code of ethical conduct.  Our Ethics Code promotes honest and ethical conduct, including ethical handling of actual or apparent conflicts of interest between personal and professional relationships of our employees.  It also promotes full, fair, accurate, timely and understandable disclosure in our reports and documents filed with, or submitted to, the SEC and other public communications made by us.  Our Ethics Code further promotes compliance with applicable governmental laws, rules and regulations, internal reporting of violations of the code to appropriate persons as identified in the code and accountability for adherence to the code.

A copy of our Ethics Code is displayed on our internet website at www.gci.com  (click on "About GCI," then click on "Corporate Governance," and then click on "Code of Business Conduct and Ethics").  Also, a copy of the Ethics Code may be obtained at no charge and upon written request to us at the following address:

ATTN: Secretary (Ethics Code)
General Communication, Inc.
2550 Denali Street, Suite 1000
Anchorage, Alaska  99503

CERTAIN TRANSACTIONS

Transactions with Related Persons

Stanton Shareholdings, Registration Rights Agreement.  As of the Record Date and as a result of the sale by Verizon of all its shareholdings in our Class B common stock to John W. Stanton and Theresa E. Gillespie, husband and wife (collectively, "Stantons"), the Stantons are significant shareholders of that class of our stock.  As of the Record Date, neither the Stantons nor the Stantons' affiliates were our directors, officers, nominees for election as directors, or members of the immediate family of such directors, officers, or nominees.

We are a party to a registration rights agreement ("Stanton Registration Rights Agreement") with the Stantons regarding all shares the Stantons hold in our Class B common stock and any shares of our

Class A common stock resulting from conversion of that Class B common stock to Class A common stock.  The basic terms of the Stanton Registration Rights Agreement are as follows.  If we propose to register any of our securities under the Securities Act of 1933, as amended ("Securities Act") for our own account or for the account of one or more of our shareholders, we must notify the Stantons of that intent.  In addition, we must allow the Stantons an opportunity to include the holder's shares ("Stanton Registerable Shares") in that registration.

Under the Stanton Registration Rights Agreement, the Stantons also have the right, under certain circumstances, to require us to register all or any portion of the Stanton Registerable Shares under the Securities Act.  The agreement is subject to certain limitations and restrictions, including our right to limit the number of Stanton Registerable Shares included in the registration.  Generally, we are required to pay all registration expenses in connection with each registration of Stanton Registerable Shares pursuant to this agreement.

The Stanton Registration Rights Agreement specifically states we are not required to effect any registration on behalf of the Stantons regarding Stanton Registerable Shares if the request for registration covers an aggregate number of Stanton Registerable Shares having a market value of less that $1.5 million.  The agreement further states we are not required to effect such a registration for the Stantons where we have at that point previously filed two registration statements with the SEC, or where the registration would require us to undergo an interim audit or prepare and file with the SEC sooner than otherwise required financial statements relating to the proposed transaction.  Finally, the agreement states we are not required to effect such a registration when in the opinion of our legal counsel a registration is not required in order to permit resale under Rule 144 as adopted by the SEC pursuant to the Exchange Act.

The Stanton Registration Rights Agreement provides that the first demand for registration by the Stantons must be for no less than 15% of the total number of Stanton Registerable Shares.  However, the Stantons may take the opportunity to require us to include the Stanton Registerable Shares as incidental to a registered offering proposed by us.

Duncan Leases.  In 1991, we entered into a long-term capital lease agreement with a partnership in which Mr. Duncan held a 50% ownership interest.  Mr. Duncan later sold that interest to an individual who later became his spouse.  However, Mr. Duncan remains a guarantor on the note which was used to finance the acquisition of the property subject to the lease.  The leased asset was capitalized in 1991 at the owner's cost of $900,000 and the related obligation was recorded in the accompanying financial statements.  The lease agreement was amended in 2008, and we have increased our existing capital lease asset and liability by $1.3 million to record the extension of the capital lease.  The amended lease terminates on September 30, 2026.  The property consists of a building presently occupied by us.  As of December 31, 2008, the payments on the lease were $21,532 per month.  They continue at that rate through September 2011.  In October 2011, the payments on the lease will increase to $22,332 per month.

On September 11, 1997, we purchased, for $150,000, a parcel of property adjoining the property subject to that Duncan lease.  The parcel was purchased to provide space for additional parking facilities for our use of the adjoining property under the previously described lease involving Mr. Duncan.  A portion of the parcel, valued at $87,900, was simultaneously deeded to Mr. Duncan's spouse in order to accommodate the platting requirements of the Municipality of Anchorage necessary to allow use of the parcel for parking facilities.  In June 1999, we agreed, in exchange for a payment of $135,000, to extend the lease term for an additional five-year term expiring September 30, 2011 at a rental rate of $20,000 per month and to incorporate the adjoining property into the lease agreement.  The lease was further amended in 2002 to increase the rental rate in steps with the rate being $21,532 per month for the period October 1, 2006 through September 30, 2011, the end of the base term.

In January 2001 we entered into an aircraft operating lease agreement with a company owned by Mr. Duncan.  The lease agreement is presently month-to-month and may be terminated at any time upon 120 days' prior written notice.  The lease rate is $75,000 per month.  Upon signing the lease, the lessor was granted an option purchase 250,000 shares of Company Class A common stock at $6.50 per share, of which 150,000 shares of the option remained and were exercisable at December 31, 2008.  We paid a deposit of $1.5 million in connection with the lease.  The deposit will be repaid to us upon the earlier of six months after the agreement terminates, or nine months after the date of a termination notice.  The lessor may sell to us the stock arising from the exercise of the stock option or surrender the intrinsic value of the right to purchase all or a portion of the stock option to repay the deposit, if allowed by our debt instruments in effect at that time.

Review Procedure for Transactions with Related Persons

The following describes our policies and procedures for the review, approval or ratification of transactions in which we are to be a participant and where the amount involved in each instance exceeds $120,000 and in which any related person had or is to have a direct or indirect material interest ("Related Transactions").  Here, we use the term "related person" to mean any person who is one of our directors, a nominee for director, an immediate family member of one of our directors or executive officers, any person who is a holder of five percent or more of a class of our common stock, or any immediate family member of such a holder.

A related person who is one of our officers, directors or employees ("Employee") is subject to our Ethics Code.  The Ethics Code requires the Employee to act in the best interest of the Company and to avoid situations which may conflict with this obligation.  The code specifically provides that a conflict of interest occurs when an Employee's private interest interferes in any way with our interest.  In the event an Employee suspects such a conflict, or even an appearance of conflict, he or she is urged by the Ethics Code to report the matter to an appropriate authority.  The Ethics Code, Nominating and Corporate Governance Committee Charter and the Audit Committee Charter define that authority as being our Chief Financial Officer, the Nominating and Corporate Governance Committee, the Audit Committee (in the context of suspected illegal or unethical behavior-related violations pertaining to accounting, or internal controls on accounting or audit matters), or the Employee's supervisor within the Company, as the case may be.

The Ethics Code further provides that an Employee is prohibited from taking a personal interest in a business opportunity discovered through use of corporate position, information or property that properly belongs to us.  The Ethics Code also provides that an Employee must not compete with, and in particular, must not use corporate position, information, or property for personal gain or to compete with, us.

The Ethics Code provides that any waiver of its provisions for our executive officers and directors may be made only by our board and must be promptly disclosed to our shareholders.  This disclosure must include an identification of the person who received the waiver, the date of the grant of the waiver by our board, and a brief description of the circumstances and reasons under which it was given.

The Ethics Code is silent as to the treatment of immediate family members of our Employees, holders of five percent or more of a class of our stock, or the immediate family members of them.  We consider such Related Transactions with such persons on a case-by-case basis, if at all, by analogy to existing procedures as above described pertaining to our Employees.

During 2008 and for the period in 2009 up through the Record Date, there were no Related Transactions.  The leases described previously were entered into prior to the establishment of the Ethics Code.

OWNERSHIP OF COMPANY

Principal Shareholders

The following table sets forth, as of the Record Date (unless otherwise noted), certain information regarding the beneficial ownership of our Class A common stock and Class B common stock by each of the following:

•	Each person known by us to own beneficially 5% or more of the outstanding shares of Class A common stock or Class B common stock.

•	Each of our directors.

•	Each of the Named Executive Officers.

•	All of our executive officers and directors as a group.

All information with respect to beneficial ownership has been furnished to us by the respective shareholders.

Names of Beneficial Owner[1]	Title of Class[2]	Amount and Nature of Beneficial Ownership (#)	%of Class	% of Total Shares Outstanding (Class A & B)[2]	% Combined Voting Power (Class A & B)[2]
Stephen M. Brett	Class A Class B	41,650[3] - - -	* - - -	*	*
Ronald A. Duncan	Class A Class B	1,633,008[3,4] 459,970[4]	3.3 14.4	3.9	7.6
Jerry A. Edgerton	Class A Class B	16,650[3] - - -	* - - -	*	*
Scott M. Fisher	Class A Class B	104,262[3,5] 437,688[5]	* 13.7	1.0	5.5
William P. Glasgow	Class A Class B	66,594[3,6] - - -	* - - -	*	*
G. Wilson Hughes	Class A Class B	938,710[7] 2,695[7]	1.9 *	1.8	1.2
Mark W. Kroloff[8]	Class A Class B	10,000 - - -	* - - -	*	*
John M. Lowber	Class A Class B	627,644[9] 6,256[9]	1.3 *	1.2	*
Stephen R. Mooney	Class A Class B	16,650[3] - - -	* - - -	*	*

James M. Schneider	Class A Class B	38,050[3] - - -	* - - -	*	*
William C. Behnke	Class A Class B	296,895[10] - - -	* - - -	*	*
Gregory F. Chapados	Class A Class B	252,997[11] - - -	* - - -	*	*
Arctic Slope Regional Corp. 3900 C Street, Suite 801 Anchorage, Alaska 99503	Class A Class B	7,481,240 - - -	15.0 - - -	14.1	9.2
Barclays Global Investors 45 Fremont Street San Francisco, CA 94105	Class A Class B	3,540,879[12] - - -	7.1 - - -	6.7	4.3
GCI Qualified Employee Stock Purchase Plan 2550 Denali St., Ste. 1000 Anchorage, AK 99503	Class A Class B	5,047,330[13] 68,873[13]	10.1 2.2	9.6	7.0
Gary Magness c/o Raymond L. Sutton, Jr. 303 East 17th Ave., Ste 1100 Denver, CO 80203-1264	Class A Class B	1,347,961[12] 433,924[12]	2.7 13.6	3.4	7.0
John W. Stanton and Theresa E. Gillespie 155 108th Avenue., N.E., Suite 450 Bellevue, WA 98004	Class A Class B	2,503,305 1,275,791	5.0 39.9	7.1	18.7
Robert M. Walp 804 P Street, Apt. 4 Anchorage, AK 99501	Class A Class B	124,517[14] 202,350[14]	* 6.3	*	2.6
All Directors and Executive Officers As a Group (21 Persons)	Class A Class B	5,404,333[15] 991,338[15]	10.8 31.0	11.4	18.1

*           Represents beneficial ownership of less than 1% of the corresponding class or series stock.

[1]
Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act.  Shares of our stock that a person has the right to acquire within 60 days of the Record Date are deemed to be beneficially owned by such person and are included in the computation of the ownership and voting percentages only of such person.  Each person has sole voting and investment power with respect to the shares indicated, except as otherwise stated in the footnotes to the table.  Addresses are provided only for persons other than management who own beneficially more than 5% of the outstanding shares of Class A or B common stock.

[2]
"Title of Class" includes our Class A common stock and Class B common stock.  "Amount and Nature of Beneficial Ownership" and "% of Class" are given for each class of stock.  "% of Total Shares Outstanding" and "% Combined Voting Power" are given for the combination of outstanding Class A common stock and Class B common stock, and the voting power for Class B common stock (10 votes per share) is factored into the calculation of that combined voting power.

[3]	Includes 3,330 shares of our Class A common stock granted to each of those persons pursuant to the Director Compensation Plan for services performed during 2008.

[4]
Includes 147,391 shares of Class A common stock and 6,219 shares of Class B common stock allocated to Mr. Duncan under the Stock Purchase Plan as of December 31, 2008.  Includes 400,000 shares of Class A common stock subject to stock options granted under the Stock Option Plan to Mr. Duncan which he has the right to acquire within 60 days of the Record Date by exercise of the stock options.  Does not include 35,560 shares of Class A common stock or 8,242 shares of Class B common stock held by the Amanda Miller Trust, with respect to which Mr. Duncan has no voting or investment power.  Ms. Miller is Mr. Duncan's daughter, and Mr. Duncan disclaims beneficial ownership of the shares.   Does not include 27,760 shares of Class A common stock or 27,020 shares of Class B common stock held by Dani Bowman, Mr. Duncan's wife, of which Mr. Duncan disclaims beneficial ownership.  Includes 150,000 shares of Class A common stock which a company owned by Mr. Duncan has the right to acquire within 60 days of the Record Date by the exercise of stock options.  Includes 714,392 shares of Class A common stock and 453,751 shares of Class B common stock pledged as security.

[5]	Includes 87,512 shares of Class A and 437,688 shares of Class B common stock owned by Fisher Capital Partners, Ltd. of which Mr. Fisher is a partner.

[6]	Does not include 158 shares owned by a daughter of Mr. Glasgow. Mr. Glasgow disclaims any beneficial ownership of the shares held by his daughter.

[7]
Includes 500,000 shares of Class A common stock which Mr. Hughes has the right to acquire within 60 days of the Record Date by the exercise of vested stock options.  Includes 81,422 shares of Class A common stock and 2,695 shares of Class B common stock allocated to Mr. Hughes under the Stock Purchase Plan, as of December 31, 2008.  Includes a grant of restricted stock the vesting of which is contingent on 2009 adjusted EBITDA, exceeding $202 million and ratably thereafter as previously described.  See "Executive Compensation:  Outstanding Equity Awards at Fiscal Year-End Table."  Includes 325,890 shares of Class A common stock pledged as security.  Excludes 217,300 shares held by the Company pursuant to Mr. Hughes' Deferred Compensation Agreement.

[8]
Mr. Kroloff joined our board on February 9, 2009.  Includes 10,000 shares of Class A common stock purchased by Mr. Kroloff.  Excludes shares held by Arctic Slope Regional Corporation where Mr. Kroloff is the Chief Operating Officer.

[9]
Includes 520,000 shares which Mr. Lowber has the right to acquire within 60 days of the Record Date by the exercise of vested stock options.  Includes 28,321 shares of Class A common stock and 5,986 shares of Class B common stock allocated to Mr. Lowber under the Stock Purchase Plan, as of December 31, 2008.

[10]
Includes 283,333 shares which Mr. Behnke has the right to acquire within 60 days of the Record Date by the exercise of vested stock options.  Includes 8,800 shares of Class A common stock allocated to Mr Benhke under the Stock Purchase Plan, as of December 31, 2008.

[11]
Includes 232,000 shares of Class A common stock which Mr. Chapados has the right to acquire within 60 days of the Record Date by the exercise of vested stock options.  Includes a grant of restricted stock the vesting of which is contingent on 2009 adjusted EBITDA exceeding $202 million and ratably thereafter as previously described.  See "Executive Compensation:  Outstanding Equity Awards at Fiscal Year-End Table."  Includes 5,997 shares of Class A common stock allocated to Mr. Chapados under the Stock Purchase Plan, as of December 31, 2008.

[12]	Balance as of December 31, 2008.

[13]	Balance as of March 31, 2009.

[14]
Includes 16,098 shares of Class A common stock and 457 shares of Class B common stock allocated to Mr. Walp under the Stock Purchase Plan.  Includes 25,000 shares of Class A common stock which Mr. Walp has the right to acquire within 60 days of the Record Date by the exercise of vested stock options.

[15]
Includes 3,115,091 shares of Class A common stock which such persons have the right to acquire within 60 days of the Record Date through the exercise of vested stock options.  Includes 549,549 shares of Class A common stock and 25,601 shares of Class B common stock allocated to such persons under the Stock Purchase Plan.  Does not include shares held by Arctic Slope Regional Corporation where Mr. Kroloff is the Chief Operating Officer.

Changes in Control

Pledged Assets and Securities.  Our obligations under our credit facilities are secured by substantially all of our assets.  Should there be a default by us under such agreements, our lenders could gain control of our assets.  We have been at all times since January 1, 2008 and up through the Record Date, in compliance with all material terms of these credit facilities.  These obligations and pledges are further described in our Annual Report.  See, "Annual Report."

Senior Notes.  In February 2004 GCI, Inc., our wholly-owned subsidiary, sold $250 million in aggregate principal amount of senior debt securities, and in December 2004 GCI, Inc. sold an additional $70 million in similar debt securities, with the full complement of $320 million due in 2014.  The net proceeds from these senior notes were used to repay our then existing $180 million in senior notes, to repay term and revolving portions of our senior credit facility totaling $53.8 million, to repurchase equity from Verizon (at the time of repurchase, MCI), and for other of our ongoing operations.

The senior notes are subject to the terms of an indenture entered into by GCI, Inc.  Upon the occurrence of a change of control, as defined in the Indenture, GCI, Inc. is required to offer to purchase those senior notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest.  The indenture provides that those senior notes are redeemable at the option of GCI, Inc. at specified redemption prices commencing in 2009.  The terms of the senior notes contain limitations on the ability of GCI, Inc. and its restricted subsidiaries to incur additional indebtedness, limitations on investments, payment of dividends and other restricted payments and limitations on liens, asset sales, mergers, transactions with affiliates and operation of unrestricted subsidiaries.  The indenture also limits the ability of GCI, Inc. and its restricted subsidiaries to enter into, or allow to exist, specified restrictions on the ability of GCI, Inc. to receive distributions from restricted subsidiaries.

For purposes of the indenture and the senior notes, the restricted subsidiaries consist of all of our direct or indirect subsidiaries, with the exception of the unrestricted subsidiaries, none of which existed as of the Record Date.  Under the terms of the Indenture an unrestricted subsidiary is a subsidiary of GCI, Inc. so designated from time to time in accordance with procedures as set forth in the Indenture.

We and GCI, Inc. have since the issuance of the senior notes and up through the Record Date, been in compliance with all material terms of the Indenture including making timely payments on the obligations of GCI, Inc.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth, as of the end of 2008, information on equity compensation plans approved by our shareholders and separately such plans not approved by our shareholders.  The information is focused on outstanding options, warrants and rights, and so the only such plan is our Stock Option Plan as approved by our shareholders.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the second column)
Equity compensation plans approved by security holders	7,205,186	9.08	917,855
Equity compensation plans not approved by security holders	150,000	6.50	-0-
Total:	7,355,186	9.03	917,855

Section 16(a) Beneficial Ownership Reporting Compliance

During 2008, one of our officers (Mr. Chapados) inadvertently failed to file with the SEC a Form 4 (Change in Beneficial Ownership Report) on a timely basis as required under Section 16(a) of the Securities Exchange Act of 1934.  That is, he failed to file two Forms 4 on due dates of March 19, 2008 and March 31, 2008, but in both cases filings were made by February 13, 2009.

AUDIT COMMITTEE REPORT

Our Audit Committee has reviewed and discussed with management our audited financial statements for 2008.  In addition, the committee has discussed with KPMG LLP, our External Accountant for that year, the matters required to be discussed by Statement of Accounting Standard 61 (as amended), as adopted by the Public Company Accounting Oversight Board ("PCAOB").  Those matters included our External Accountant discussing with the committee the External Accountant's judgment about the quality, not just acceptability, of our accounting principles as applied to our financial reporting.

Our Audit Committee has received written disclosures and a letter dated March 20, 2009 from our External Accountant for 2008 required by applicable requirements of PCAOB pertaining to the External

Accountant's communications with our Audit Committee as to independence and has discussed with our External Accountant its independence from us.  The letter addressed all relationships with us that could affect independence and stated that, as of March 20, 2009, our External Accountant for 2008 considered itself as independent accountants with respect to us under all relevant professional and regulatory standards.

Based upon these reviews and discussions, our Audit Committee has recommended to our board that the audited financial statements for 2008 be included in our Annual Report on Form 10-K, as amended.

Audit Committee
James M. Schneider, Chair
William P. Glasgow
Stephen R. Mooney

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Overview

Our Audit Committee has retained KPMG LLP as our External Accountant for 2008.  A representative of KPMG LLP is expected to be present at our Annual Meeting.  That representative will have the opportunity to make a statement, if so desired, and will be available to respond to appropriate questions.

Pre-Approval Policies and Procedures

We have established as policy, through the adoption of the Audit Committee Charter that, before our External Accountant is engaged by us to render audit services, the engagement must be approved by the Audit Committee.

Our Audit Committee Charter provides that our Audit Committee is directly responsible for appointment, compensation, retention, oversight, qualifications and independence of our External Accountant.  Also under our Audit Committee Charter, all audit services provided by our External Accountant must be pre-approved by the Audit Committee.

Our pre-approval policies and procedures with respect to Non-Audit Services include as a part of the Audit Committee Charter that the Audit Committee may choose any of the following options for approving such services:

•	Full Audit Committee – The full Audit Committee can consider each Non-Audit Service.

•	Designee – The Audit Committee can designate one of its members to approve a Non-Audit Service, with that member reporting approvals to the full committee.

•
Pre-Approval of Categories – The Audit Committee can pre-approve categories of Non-Audit Services.  Should this option be chosen, the categories must be specific enough to ensure both of the following –

o	The Audit Committee knows exactly what it is approving and can determine the effect of such approval on auditor independence.

o	Management will not find it necessary to decide whether a specific service falls within a category of pre-approved Non-Audit Service.

The Audit Committee's pre-approval of Non-Audit Services may be waived under specific provisions of the Audit Committee Charter.  The prerequisites for waiver are as follows: (1) the aggregate amount of all Non-Audit Services constitutes not more than 5% of the total amount of revenue paid by us to our External Accountant during the fiscal year in which those services are provided; (2) the service is originally thought to be a part of an audit by our External Accountant; (3) the service turns out to be a Non-Audit Service; and (4) the service is promptly brought to the attention of the Audit Committee and approved prior to completion of the audit by the committee or by one or more members of the committee who are members of our board to whom authority to grant such approvals has been delegated by the committee.

During 2008, there were no waivers of our Audit Committee pre-approval policy.

Fees and Services

KPMG LLP has, as our External Accountant for 2008, provided certain audit, audit-related, and tax services.  The aggregate fees billed to us by our External Accountant in each of these categories for each of 2008 and 2007 (same External Accountant in both years) are set forth as follows:

External Accountant Auditor Fees

Type of Fees	2008	2007
Audit Fees[1]	$1,442,605	$646,500
Audit-Related Fees[2]	17,500	13,500
Tax Fees[3]	45,695	26,250
All Other Fees[4]	0	0
Total	$1,505,800	$686,250

1
Consists of fees for our annual financial statement audit, quarterly financial statement reviews, reviews of other filings by us with the SEC, audit of our internal control over financial reporting and for services that are normally provided by an auditor in connection with statutory and regulatory filings or engagements.

2	Consists of fees for audit of the Stock Purchase Plan and review of the related annual report on Form 11-K filed with the SEC.

3	Consists of fees for review of our state and federal income tax returns and consultation on various tax advice and tax planning matters.

4	Consists of fees for any services not included in the first three types of fees identified in the table.

All of the services described above were approved in conformity with the Audit Committee's pre-approved policy.

ANNUAL REPORT

The Annual Report to our shareholders in the form of Form 10-K, as amended for 2008 is enclosed with this Proxy Statement, subject to the delivery provisions described elsewhere in this Proxy Statement.  See, "About the Annual Meeting."  In addition, our internet website provides a link to the SEC website containing copies of our filings with the SEC, including our Annual Report, recent quarterly reports on Form 10-Q and current reports on Form 8-K.

SHAREHOLDER COMMUNICATIONS

Our board follows a process of open communication with our shareholders.  We file various reports with the SEC and issue public releases to the media through our board, from time to time, on matters relating to our business and our shareholders.

In addition, our shareholders are encouraged to contact our board with their questions, concerns, and comments.  This communication can most efficiently be accomplished by writing to our board, generally, or to specific board members, individually, at the following mailing address:

ATTN: Secretary (Shareholder – Board Communication)
General Communication, Inc.
2550 Denali Street, Suite 1000
Anchorage, Alaska  99503

A copy of each shareholder communication will be forwarded to all members of our board within no more than five business days of receipt.  In the event a shareholder communication shall be to one or more but not all of our board members, copies of it shall be distributed to all board members for their review or information, as the case may be.  Each shareholder communication must include the shareholder's full name and address as they appear in our records, as well as an identification of the number of shares registered or beneficially owned by the shareholder.  Our board may, in its sole discretion, not respond to a shareholder communication not containing this information.

As a part of its open communication policy with our shareholders, our board encourages shareholders to attend annual and special, if any, shareholder meetings and to voice their questions, concerns and comments to management and the board.  A portion of each such meeting is set aside for such dialogue.  Our board members are encouraged to attend annual shareholder meetings to respond directly to shareholder inquiries.  All seven members of our board were present at the 2008 annual shareholder meeting.

FUTURE SHAREHOLDER PROPOSALS AND RECOMMENDATIONS

Proposals

Certain matters are required to be considered at an annual meeting of our shareholders, e.g., the election of directors.  In addition, from time to time, our board may wish to submit to those shareholders other matters for consideration.  Furthermore, our shareholders may be asked to consider and take action on a proposal of business submitted by other of our shareholders who are not members of management and where the proposal covers a matter deemed proper under SEC rules and applicable state law.

Under our Bylaws, should one or more of our shareholders wish to have a proposal of business included in management’s proxy statement and form proxy for our 2010 annual meeting of shareholders, the proposal must be received by us at the following address not earlier than December 18, 2009 and not later than January 19, 2010:

ATTN: Secretary (2010 Annual Meeting Proposal)
General Communication, Inc.
2550 Denali Street, Suite 1000
Anchorage, Alaska  99503

Under our Bylaws, a shareholder of ours wishing to make a proposal of a nomination for director or wishing to introduce a proposal of any business at our 2010 annual meeting must give us timely advance notice as described in our Bylaws.  To be timely, we must receive the nomination or other shareholder proposal for the 2010 meeting at our offices as identified above not earlier than December 18, 2009 and not later than January 19, 2010.  Nominations for director must describe various matters as specified in our Bylaws, including the name and address of each nominee, his or her occupation and number of shares held, and certain other information.  The nomination must also be accompanied by written consent by the nominee to being named in the proxy statement as a nominee and to serving as a director if elected.

In addition to the timely submission of advance notice, a shareholder of ours wishing to make a proposal at our 2010 annual meeting must include in that notice a statement describing the proposal (which must otherwise be a proper subject for action by our shareholders), the reasons for that other business and other matters as specified in our Bylaws.  Our board or the presiding officer at the meeting may reject any such proposals that are not made in accordance with these procedures or that are not a proper subject for shareholder action in accordance with applicable law.  Our Articles and Bylaws also set forth specific requirements and limitations applicable to nominations and other shareholder proposals at special meetings of our shareholders.

A shareholder of ours making a nomination or other shareholder proposal of business for the 2010 annual meeting must be a person who is a shareholder of record both at the time of giving of notice and at the time of the meeting and who is entitled to vote at the meeting.  In addition, such a shareholder must be a person who has continuously held at least $2,000 in market value, or at least 1%, of our outstanding securities entitled to be voted on the matter at the meeting for at least one year by the date of submission of the proposal to us for inclusion on the agenda of the meeting.  Any such notice must be given to our Secretary at the address identified above.  Any shareholder of ours who shall desire a copy of our Articles or Bylaws will be furnished a copy without charge upon written request to the Secretary at the above given address.

For any proposal by a shareholder of ours that is not submitted for inclusion in the management proxy statement for our 2010 annual meeting but is instead sought to be presented directly at that meeting, the SEC rules permit our board to vote proxies in its discretion if we (i) receive notice of the proposal during the time interval December 18, 2009 through January 19, 2010 and we advise shareholders in the 2010 proxy statement about the nature of the matter and how our board intends to vote on that matter, or (ii) do not receive notice of the proposal during the time interval December 18, 2009 through January 19, 2010.  Our board intends to exercise this authority, if necessary, in conjunction with the 2010 meeting.

Our board carefully considers all proposals from our shareholders.  When adoption of a proposal is clearly in the best interest of us and our shareholders generally and does not require approval of our shareholders, it is usually adopted by our board, if appropriate, rather than being included in management's proxy statement.

Recommendations

As our policy, the Nominating and Corporate Governance Committee will, for our 2010 shareholder annual meeting, consider director candidates recommended by certain of our shareholders, subject to the shareholder recommendation procedure set forth in the Nominating and Corporate Governance Committee Charter.  A copy of the charter is available as described elsewhere in this Proxy Statement.  See, "Governance of Company: Board and Committee Meetings – Nominating and Corporate Governance Committee."

A shareholder of ours recommending such a candidate must submit the recommendation to the Nominating and Corporate Governance Committee timely in order to ensure committee consideration of it.  To be timely, the recommendation must be received at the following address not earlier than December 18, 2009 and not later than January 19, 2010:

ATTN: Chair, Nominating and Corporate Governance
Committee (2010 Annual Meeting Recommendation)
General Communication, Inc.
2550 Denali Street, Suite 1000
Anchorage, Alaska  99503

The shareholder recommendation must be accompanied by a written statement in support of it.  The statement must describe various matters as specified in the Nominating and Corporate Governance Committee Charter, including the name and address of the recommended candidate, his or her occupation and certain other information about him or her as well as about the shareholder recommending the candidate.  The recommendation and statement must also be accompanied by written consents by the recommending shareholder and recommended candidate, should the committee and our board accept the shareholder recommendation, to being named in our 2010 management proxy statement as a nominee and to serving as a director if elected.

Our Nominating and Corporate Governance Committee is only required to consider a shareholder recommendation made by a shareholder of ours who, as of the date of the shareholder recommendation and the record date for the 2010 annual meeting, is a beneficial owner of at least one share of our voting securities.  That is, the shareholder must be the holder of at least one share of Class A common stock, one share of Class B common stock, or one share of preferred stock which either has voting rights directly or indirectly on an equivalent as-converted basis in our common stock.

Upon timely receipt of a recommendation and statement in support of it satisfying the requirements of the Nominating and Corporate Governance Committee Charter, our Nominating and Corporate Governance Committee shall review the recommendation, subject to minimum qualifications, skills and characteristics and other requirements of our board as set forth in the charter and as generally described elsewhere in this Proxy Statement.  See, "Governance of Company: Board and Committee Meetings – Nominating and Corporate Governance Committee."  The shareholder recommendation will be evaluated by the committee and the committee's determination on that recommendation will be subject to those criteria the same as will be the case for a determination by the committee on existing board members standing for re-election.

With regard to each nominee, if any, approved by our Nominating and Corporate Governance Committee for inclusion in our 2010 proxy (other than executive officers or directors standing for re-election), the persons or entities who recommended the nominee will be identified in the proxy statement for that meeting as falling within one of the following categories:  security holder, non-management director, chief executive officer, other executive officer, third-party search firm, or other specified source.

In the event our Nominating and Corporate Governance Committee shall receive by a date not later than January 19, 2010 a shareholder recommendation from a shareholder or group of shareholders that beneficially owned more than 5% of our voting common stock for at least one year as of the date of the recommendation, the committee shall identify in our 2010 proxy statement, the recommended candidate and the shareholder or shareholder group recommending the candidate, and disclose whether the committee chose to nominate the candidate, with one limitation.  Should those persons not give us written consent to identify them, we would not be required to identify them in that proxy statement.

PROXY CARD	PROXY CARD

GENERAL COMMUNICATION, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON

JUNE 29, 2009

The undersigned, having received the Notice of Annual Meeting and Proxy Statement dated May 18, 2009 and holding Class A common stock or Class B common stock of General Communication, Inc. ("Company") of record determined as of May 4,  2009 ("Record Date"), hereby appoints Ronald A. Duncan, on behalf of the board of directors of the Company, and each of them, the proxy of the undersigned, with full power of substitution, to attend that meeting, to be held at the Anchorage Hilton Hotel at 500 West 3rd Avenue, in Anchorage, Alaska at 6:00 p.m. (Alaska Daylight Time) on Monday,  June 29, 2009 and any adjournment or adjournments of that meeting ("Annual Meeting").  The undersigned further directs those holders of this proxy to vote at that Annual Meeting, as specified in this Proxy Card, all of the shares of stock of the undersigned in the Company, which the undersigned would be entitled to vote if personally present on the following items (each item is described in the Proxy Statement through which the board solicits the undersigned's proxy) as indicated:

(1)
Election of Directors – To elect three directors, each for a three-year term, as part of Class II of our eight member classified board of directors and to elect one director to complete the remaining two years of the three-year term in Class I of that board, as identified in this Proxy Card.  The board recommends a vote FOR the listed nominees:

☐           FOR the nominees listed below                                                                           ☐          WITHHOLD AUTHORITY
(except as marked to the                                                                                                   to vote for nominees
contrary)                                                                                                                           listed below

Class II:            Stephen M. Brett
Ronald A. Duncan
Stephen R. Mooney

Class I:             Mark W. Kroloff

INSTRUCTIONS:

To withhold authority under this proxy to vote for one or more of the individual nominees, draw a line through the name of the nominee for which you wish the authority to be withheld.

(2)
To approve an amendment to our Amended and Restated 1986 Stock Option Plan specifically permitting a one-time offer of exchange of certain options, granted under the plan to certain of the officers and employees of the Company and other persons, for grants of certain stock awards under the plan – The board recommends a vote FOR this item (2):

☐  FOR                                           ☐  AGAINST                                           ☐  ABSTAIN

(3)
To transact in the proxy holder's discretion such other business as may come before the Annual Meeting, including the approval (but not the ratification) of the minutes of the June 23, 2008 annual meeting of shareholders of the Company and other matters as described in the Proxy Statement.  As of the record date, the Company's board was unaware of any other business to be addressed at the meeting other than the approval of those minutes.

In the event the undersigned shall choose to mark this Proxy Card as withholding authority to vote for one or more nominees as listed above or otherwise as abstaining from a vote on a proposal set forth above, this Proxy Card will, nevertheless, be used for purposes of establishing a quorum at the Annual Meeting.

In the event the Proxy Card shall have conflicting indications of more than one selection on a vote on a nominee or otherwise on a proposal to be addressed at the Annual Meeting, the Proxy Card will not be voted on that matter but will be used for purposes of establishing a quorum at the meeting.  Voting by proxy is subject to other conditions as set forth in the Proxy Statement.  See within the Proxy Statement, "About the Annual Meeting."

The undersigned hereby ratifies and confirms all that the proxy holder or the holder's substitute lawfully does or causes to be done by virtue of this proxy and hereby revokes any and all proxies given prior to this proxy by the undersigned to vote at the Annual Meeting or any adjournments of the meeting.  The undersigned acknowledges receipt of the Notice of the Annual Meeting and the Proxy Statement accompanying that notice.  If transmitting voting instructions electronically, the undersigned acknowledges and hereby declares that the undersigned has authorized that transmission as reflected through the undersigned's following the instructions above stated to cause those instructions to be submitted to the proxy holder through the undersigned's agent, the Company's transfer agent or other authorized person.

DATED:_____________________                                   ________________________________
Signature of Shareholder
Print Name:______________________

________________________________
Signature of Shareholder
Print Name:______________________

    If voting this proxy in paper format, please date this Proxy Card, sign it above as your name appears printed elsewhere on this Proxy Card, and return it in the enclosed envelope which requires no postage.  Joint owners should each sign personally.  When signing as attorney, executor, trustee, guardian, administrator, or officer of a corporation or other entity, please give that title.  If transmitting voting instructions electronically, please follow instructions as set forth in the Notice of Internet Availability of Proxy Materials ("Internet Notice") and below.

The board recommends a vote FOR proposals (1)–(2).  This Proxy Card, when properly executed, will be voted as directed.  If no clear direction is made, it will be voted FOR proposals (1)–(2).  If any other business shall be properly presented at the Annual Meeting, this Proxy Card will be voted in accordance with the best judgment and discretion of the proxy holder.

Electronic Voting Alternatives

Although you may have received your proxy materials by mail this year, you can still vote the shares conveniently by telephone or by the internet.  Please see below for instructions.

Important notice regarding internet availability of proxy materials for the Annual Meeting.  Letter to Shareholders, Notice of Annual Meeting, Proxy Statement and Annual Report are available at sendmaterial@proxyvote.com.

Vote by internet – www.proxyvote.com.  Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day prior to the Annual Meeting.  Have your Proxy Card available when you access the website, and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic delivery of future shareholder communications.  To reduce the costs incurred by the Company in mailing proxy materials, you can consent to receiving all future proxy materials and annual reports electronically via email or the internet.  To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

Vote by telephone – 1.800.690.6903.  Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day prior to the Annual Meeting.  Have your Proxy Card available when you call, and then follow the instructions.

Vote by mail.  Mark, sign and date your Proxy Card, and return it in the postage-paid envelope we have provided or return it to:

Vote Processing
c/o Broadridge
51 Mercedes Way
Edgewood, NY 11717

SHAREHOLDERS ARE URGED TO DATE, MARK, SIGN AND RETURN THIS PROXY CARD IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES.